Exhibit 4.4
EXECUTION COPY

CIT GROUP FUNDING COMPANY OF DELAWARE LLC,
as Issuer,
CIT GROUP INC. AND THE OTHER GUARANTORS NAMED HEREIN,
as Guarantors
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Series B Parent Collateral Agent and Series B Subsidiary Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 10, 2009

i

ii

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 10, 2009 (the “Supplemental Indenture”), between CIT Group Funding Company of Delaware LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Issuer”), CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the other guarantors named herein and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Series B Parent Collateral Agent and Series B Subsidiary Collateral Agent, amending and supplementing the Indenture, dated as of December 10, 2009 between the Issuer and the Trustee, governing the issuance of debt securities (the “Base Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indenture, shall be referred to herein as the “Indenture”.
RECITALS
          WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Issuer’s debt securities or other evidence of Indebtedness, to be issued from time to time in one or more series as might be determined by the Issuer under the Base Indenture;
          WHEREAS, Section 9.1(6) of the Base Indenture provides for the Issuer and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 and Section 3.1 of the Base Indenture;
          WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Issuer wishes to provide for the issuance of five new series of Securities to be known collectively as its 10.25% Series B Second-Priority Secured Notes and the form, terms, provisions and conditions thereof (including the guarantee thereof) to be set forth as provided in this Supplemental Indenture; and
          WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid, binding and enforceable Obligations of the Issuer, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
          Section 1.1 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture solely with respect to the Notes.
          Section 1.2 Definition of Terms. For all purposes of this Supplemental Indenture:

     (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;
     (b) the definition of any term in this Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;
     (c) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
     (d) the singular includes the plural and vice versa and use of any gender includes each other gender;
     (e) headings are for convenience of reference only and do not affect interpretation; and
     (f) the following terms have the meanings given to them in this Section 1.2:
          “2013 Notes”, “2014 Notes”, “2015 Notes”, “2016 Notes” and “2017 Notes” have the meanings set forth in Section 2.1 hereof.
          “23A Transaction” means any transfer or transfers of assets of the Company or any Restricted Subsidiary of the Company to CIT Bank pursuant to waivers of Section 23A of the Federal Reserve Act.
          “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings. Notwithstanding anything to the contrary herein, in no event shall any Person acquired or formed in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business which is in an industry other than the business of the Company and its Restricted Subsidiaries be considered an “Affiliate” of the Issuer, the Company or any Guarantor.

          “Affiliate Transaction” has the meaning set forth in Section 7.8(a) hereof.
          “Applicable Percentage” means with respect to the applicable business unit or segment specified below:
     (1) Corporate Finance (excluding Small Business Lending) — 100%;
     (2) Student Loans — 100%;
     (3) Rail — 100%;
     (4) Aerospace — 100%;
     (5) Trade Finance — 0% prior to a Platform Transfer of Trade Finance and after such Platform Transfer, 100% of any cash proceeds received on assets remaining in the Company or its Restricted Subsidiaries (net of amounts due to clients);
     (6) U.S. Vendor Finance — 0% prior to a Platform Transfer of U.S. Vendor Finance and after such Platform Transfer, 100% of any cash proceeds received on assets remaining in the Company or its Restricted Subsidiaries; and
     (7) Small Business Lending — 0% prior to a Platform Transfer of Small Business Lending and after such Platform Transfer, 100% of any cash proceeds received on assets remaining in the Company or its Restricted Subsidiaries.
          “Applicable Repayment Period” means, with respect to any fiscal quarter: (1) with respect to repayments of Obligations under the Credit Agreement, the five Business Day period following the Notice Date occurring after the end of the applicable fiscal quarter and (2) with respect to repurchase or repayments of Notes or Series A Notes, the 90-day period following the end of the applicable fiscal quarter.
          “Approved Restructuring Plan” has the meaning assigned to such term in the Junior Intercreditor Agreement.
          “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets (including rights); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Sections 3.4 and/or 7.6 hereof and not by the provisions of Section 7.7 hereof; and
     (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
          Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;
     (2) a transfer of assets between or among the Company and its Restricted

Subsidiaries, except a transfer by a Guarantor or a Subsidiary of a Guarantor (or, if the Parent Pledge is granted, the Company) to a non-Guarantor or a Subsidiary of a non-Guarantor;
     (3) a transfer of assets to an Unrestricted Subsidiary of the Company in the Ordinary Course of Business or consistent with past practice, provided that the Net Proceeds thereof shall be applied as required by Section 7.7(c) hereof;
     (4) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company, provided that Equity Interests of a Guarantor or of a direct or indirect Subsidiary of a Guarantor may only be issued to a Guarantor or a Subsidiary of a Guarantor, provided, further, however, that a Guarantor that is directly owned by the Company may issue Equity Interests to the Company;
     (5) the sale, funding or other disposition or lease of Portfolio Assets or other assets (including, without limitation, equipment) in the Ordinary Course of Business;
     (6) any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the business of the Company or any Restricted Subsidiary of the Company;
     (7) the sale or other disposition of Cash or Cash Equivalents;
     (8) sales or grants of licenses or sublicenses of intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary of the Company to the extent not materially interfering with the business of the Company and its Restricted Subsidiaries;
     (9) a Restricted Payment that is permitted by Section 7.1 hereof or that is a Permitted Investment;
     (10) disposition of Investments, receivables or other assets in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the Ordinary Course of Business or in bankruptcy, foreclosure or similar proceedings;
     (11) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) that are used or useful in a Permitted Business;
     (12) the sale or other disposition of Equity Interests of an Unrestricted Subsidiary of the Company;
     (13) Bank Activities;
     (14) the sale of a portfolio of commercial aviation aircraft and related operating lease agreements having an aggregate net book value of up to $900.0 million; and
     (15) sales or other dispositions of assets constituting Restricted Collateral, provided that (i) contemporaneously with such sale or other disposition, one or more Affiliates of the Company that are not Restricted Subsidiaries shall have incurred (x) Indebtedness or other obligations (as primary obligors) secured by all of such assets and/or (y) operating lease obligations with respect to such assets and (ii) both before and after giving effect to such sale or disposition and such incurrence of Indebtedness or lease, no Event of Default shall have occurred and be continuing.
          “Asset Sale Offer” has the meaning assigned to that term in Section 7.7(f) hereof.
          “Attributable Indebtedness” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
          “Australian Guaranty” means the Guaranty dated as of March 5, 2004, as amended by the Guaranty Confirmation Agreement dated as of November 1, 2009, made by the Company in favor of and for the benefit of the holders of the CIT Australia Notes.
          “Australian Guaranty Obligations” means the payment obligations of the Company under the Australian Guaranty.
          “Available Sweep Amount” means, for any fiscal quarter, an amount equal to (1) the sum of (a) the balance on deposit in the Sweep Accounts at the end of such fiscal quarter and (b) Other Available Cash at the end of such fiscal quarter in excess of $500 million minus (2) the sum of (a) TTF Requirements at the end of such fiscal quarter, (b) the amount of Permitted Bank Investments which, at such time, are both allowed and expected to be made, (c) Required Bank Investments which, at the end of such fiscal quarter, either are or shall be required to be made and (d) the amount of Business Reinvestments permitted to be made during the twelve month period following the last day of such fiscal quarter (it being understood that in no event shall the Available Sweep Amount be considered less than zero).
          “Bank Activities” means (1) 23A Transactions and (2) any transfer or transfers of assets, Liens, Indebtedness, subordinations, participations, payments, assignments, reimbursements, purchases, granting of security interests, perfection thereof, and replacements thereof to secure obligations, servicing or other agreements or actions by the Company or any Restricted Subsidiary of the Company in favor of CIT Bank required to be taken or which would be prudent to take in order to comply with all agreements now and hereafter entered into between any of the Company, any Restricted Subsidiary of the Company and CIT Bank or CIT Bank and its regulators, and all laws, federal, state, foreign and local statutes, rules, guidelines, regulations, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses and agreements with such governmental authorities, whether or not having the force of law, all arising from or relating to CIT Bank, together with all contractual indemnifications in connection with each of the above, and any and all actions undertaken in connection with any of the foregoing activities.
          “Bank Agent” means Bank of America, N.A. or its successor.
          “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
          “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Barbados Entities” means, collectively, CIT Financial (Barbados) SRL and CIT Holdings (Barbados) SRL.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the board of directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Business Reinvestments” means investments (whether new, modified or amended) in the Corporate Finance (excluding Small Business Lending), Rail and Aerospace business units or segments in an aggregate amount not to exceed the sum of (1) $500 million in the aggregate in any twelve-month period plus (2) an amount equal to the aggregate of contractual commitments in existence on October 12, 2009 to purchase or fund such Corporate Finance assets.
          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a premium or penalty.
          “Capital Stock” means:

     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
          “Cash” means money, currency or a credit balance in any demand or deposit account.
          “Cash Collections” means Cash representing payments for any or all business units and segments of the Company and its subsidiaries described in the definition of “Applicable Percentage;” provided that Cash Collections shall not include any payments received in respect of an asset sale or other disposition.
          “Cash Equivalents” means, as at any date of determination:
     (1) marketable securities and repurchase agreements for marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
     (2) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;
     (3) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;
     (4) time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any lender or by any commercial bank (including any branch of a commercial bank) that (a) in the case of a commercial bank organized under the laws of the United States, any state thereof or the District of Columbia is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (b) in the case of any other commercial bank has a short-term commercial paper rating from S&P of at least A-1 or from Moody’s of at least P-1; and
     (5) shares of any money market mutual fund that has (a) net assets of not less than $500,000,000, and (b) the highest rating obtainable from either S&P or Moody’s.
          “CFL” means CIT Financial Ltd.
          “Change of Control” means the occurrence of any of the following:

     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares);
     (2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:
(a)	the Voting Stock of the Company outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving corporation constituting a majority of the outstanding shares of such Voting Stock (measured by voting power rather than the number of shares) of such surviving corporation (immediately after giving effect to such issuance); and

(b)	immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving corporation; or
     (3) the Company is liquidated or dissolved or the Board of Directors of the Company adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 7.6 hereof.
          “Change of Control Offer” has the meaning assigned to that term in Section 3.4 hereof.
          “Change of Control Payment” has the meaning assigned to that term in Section 3.4 hereof.
          “Change of Control Payment Date” has the meaning assigned to that term in Section 3.4 hereof.
          “CIT Aerospace” means CIT Aerospace International.
          “CIT Australia” means CIT Group (Australia) Limited.
          “CIT Australia Notes” means (i) the Medium Term Note Programme Issue of A$150,000,000 6.0% fixed rate notes due March 3, 2011, issued by CIT Australia on March 3, 2006 and guaranteed by Company, and (ii) the Medium Term Note Programme Issue of A$150,000,000 floating rate notes due March 3, 2011, issued by CIT Australia on March 3, 2006 and guaranteed by the Company.
          “CIT Australia Notes Obligations” means solely the outstanding Indebtedness and other obligations of the Company arising in respect of its guaranty of Indebtedness and other payment obligations of CIT Australia under the CIT Australia Notes.

          “CIT Bank” means, collectively, CIT Bank, a bank organized under the laws of the State of Utah, and its consolidated Subsidiaries, together with any other banking institution which is owned directly or indirectly by the Company from time to time (including without limitation, any banking institution which is merged with or into CIT Bank or any of its Subsidiaries or which is the successor in interest to such CIT Bank).
          “CIT China” means CIT Finance and Leasing Corporation.
          “CIT China Facility” means that certain Revolving Facility Agreement in an aggregate principal amount of up to RMB 3,000,000,000, dated September 24, 2007, among CIT China, as borrower, Citibank (China) Co., Ltd. Shanghai Branch, as bookrunner, Citibank (China) Co., Ltd. Shanghai Branch and Standard Chartered Bank (China) Limited, Shanghai Branch, as mandated lead arrangers, Citibank (China) Co., Ltd. Shanghai Branch, as facility agent, and the financial institutions party thereto as lender, as amended, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, so long as the aggregate amount of commitments at any time outstanding thereunder is not increased in connection therewith.
          “CIT Entities” has the meaning set forth in Section 12.3 hereof.
          “CIT Funding Security Agreements” means, collectively, (i) the Security Agreement (2005-1) dated as of July 5, 2005 by and between the Issuer and CIT Holdings (Barbados) SRL, (ii) the Security Agreement (2005-2) dated as of July 5, 2005 by and between the Issuer and CIT Holdings (Barbados) SRL, (iii) the Security Agreement (2005-3) dated as of July 5, 2005 by and between the Issuer and CIT Holdings (Barbados) SRL, (iv) the Security Agreement (2006-1) dated as of November 1, 2006 by and between the Issuer and CIT Holdings (Barbados) SRL and (v) the Security Agreement (2006-2) dated as of November 1, 2006 by and between the Issuer and CIT Holdings (Barbados) SRL, in each case, granting a Lien on assets of the Issuer in favor of CIT Holdings (Barbados) SRL.
          “CIT Leasing” means C.I.T. Leasing Corporation.
          “CITLC Assigned Note” means that certain Promissory Note No. 3 (MSN 30267), dated as of March 27, 2008, in the original principal amount of $12,223,183.20, by Snapdragon Ltd. in favor of CIT Leasing, and any promissory note issued from time to time in replacement thereof to the extent such replacement note is payable to the order of CIT Leasing, together with certain payments received by or payable to CIT Leasing thereunder.
          “CITLC Loan Assignment and Intercreditor Agreement” means that certain Loan Assignment and Intercreditor Agreement, dated as of June 11, 2008, by and between CIT Leasing (as both administrative agent and assignor) and HSH Nordbank AG, New York Branch (as assignee).
          “CIT Leasing Support Agreements” means those support agreements identified on Schedule I hereto.
          “Collateral” means the “Series B Collateral” as defined in the Series B Collateral Agreement.
          “Commission” the United States Securities and Exchange Commission.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries and Regulated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) solely for the purpose of determining the amount available for Restricted Payments under Section 7.1(a)(B)(1) hereof, the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or distribution is actually made in cash and not otherwise included therein;
     (3) solely for the purpose of determining the amount available for Restricted Payments under Section 7.1(a)(B)(ii)(1) hereof, the Net Income of any Regulated Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such Net Income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiary’s applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (except to the extent that (x) any dividend or distribution is actually made in cash and not otherwise included therein or (y) such Regulated Subsidiary reasonably believes, in good faith, that such Net Income could have been distributed, declared or paid as a dividend or similar distribution without having caused such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities); and
     (4) the cumulative effect of a change in accounting principles shall be excluded.
          “Coupon Rate” has the meaning set forth in Section 2.5(a) hereof.
          “Covenant Defeasance” has the meaning set forth in Section 11.2(b) hereof.
          “Credit Agreement” means that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of October 28, 2009, by and among the Company, certain of its Subsidiaries, Bank of America, N.A., as successor administrative agent and successor collateral agent, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors), in whole or in part, from time to time.
          “Credit Agreement Effective Date” means October 28, 2009.
          “Credit Facilities” means, one or more debt facilities (including, without limitation,

the Credit Agreement) or commercial paper facilities (secured or unsecured), in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or asset based financing (including through the sale of receivables or assets to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or assets) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors), in whole or in part, from time to time.
          “Credit Party” means each Person that is a Credit Party as defined in and pursuant to the Credit Agreement.
          “Custodian” means, with respect to any Global Note, the Trustee, as custodian for DTC with respect to such Global Note.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
          “Discharge of First Lien Obligations” has the meaning set forth in the Senior Intercreditor Agreement.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.1 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes hereof shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
          “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
          “DTC” has the meaning set forth in Section 2.3(d) hereof.
          “ECA Financing” means the ECA-supported financings described on the Refinancing Eligible Debt Schedule.

          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “ERISA” means Employee Retirement Income Security Act.
          “Excepted Cash Collections” means (i) refunds of payments made to the Company or any Subsidiary as a result of error, including, without limitation, refunds made to customers, other factors or to private lockbox clients; and (ii) amounts previously included in the Sweep Cash Amount and subsequently released pursuant to Section 7.15(d) that the Company determines in good faith should have been previously excluded from such Sweep Cash Amount.
          “Excess Proceeds” has the meaning set forth in Section 7.7(f) hereof.
          “Excess Sweep Amounts” means, with respect to any fiscal quarter, an amount equal to (1) the balance on deposit in the Sweep Accounts at the end of such fiscal quarter minus (2) the sum of (a) $1.5 billion and (b) the Available Sweep Amount for such fiscal quarter (it being understood that in no event shall the Excess Sweep Amount be considered less than zero).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the chief financial officer, chief accounting officer, treasurer, assistant treasurer, or controller, and, in the case of any transaction involving aggregate consideration in excess of $750.0 million, the Board of Directors of the Company or any Restricted Subsidiary of the Company, as applicable, which determination shall be conclusive (unless otherwise provided herein).
          “FDIC” means the United States Federal Deposit Insurance Corporation or any successor thereto.
          “Funding Accounts” means one or more Deposit Accounts at the Bank Agent in which borrowings under the Credit Agreement are deposited in accordance with the terms of the Credit Agreement.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

          “Global Notes” has the meaning set forth in Section 2.4 hereof.
          “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign state or government.
          “Guarantee” means, with respect to any Person, any Obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other Obligation of any other Person in any manner, whether directly or indirectly, and including any Obligation of the guarantor, direct or indirect, that is (1) an Obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Obligation of the obligor thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof; or (2) a liability of such Person for an Obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Obligation or any security therefor, or to provide funds for the payment or discharge of such Obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (2), the primary purpose or intent thereof is as described in clause (1) above.
          “Guarantors” means each of:
     (1) each Wholly Owned Domestic Subsidiary of the Company on the Issue Date (other than the Issuer);
     (2) any other Wholly Owned Domestic Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions hereof; and
     (3) the Company,
and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions hereof.
          “Holder” means the Person in whose name a Note is registered in the Security Register.
          “IFRS” means International Financial Reporting Standards.
          “Immaterial Subsidiary” means, as of any date, any Subsidiary (1) that (a)(i) has assets with an aggregate Fair Market Value less than $5.0 million, (ii) has aggregate revenues less than $5.0 million for the most recently ended four full fiscal quarters for which financial statements were delivered as set forth in Section 7.14 immediately preceding the date on which the calculation is required to be made and (iii) is not integral to the business or operations of the Company and its Subsidiaries (other than Immaterial Subsidiaries), and (b) has no Subsidiaries (other than Immaterial Subsidiaries), or (2) the Capital Stock of which was acquired in connection with the workout of assets or exercise of remedies in the Ordinary

Course of Business or as the proceeds of collateral securing a loan or other financing asset or in connection with servicing or managing assets in the Ordinary Course of Business.
          “Indebtedness” as applied to any Person, means, without duplication:
     (1) all indebtedness for borrowed money;
     (2) that portion of Obligations with respect to Capital Lease Obligations that is properly classified as a liability on a balance sheet in conformity with GAAP;
     (3) all Obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all Obligations in respect of drafts accepted representing extensions of credit whether or not representing Obligations for borrowed money;
     (4) any Obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the Ordinary Course of Business having a term of less than six (6) months that are not overdue by more than sixty (60) days) which purchase price is (a) due more than six (6) months from the date of incurrence of the Obligation in respect thereof or (b) evidenced by a note or similar written instrument;
     (5) all Obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person;
     (6) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person;
     (7) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bond and similar credit transactions for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or drafts;
     (8) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of another;
     (9) any Obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Obligation of the obligor thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof;
     (10) any liability of such Person for an Obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Obligation or any security therefor, or to provide funds for the payment or discharge of such Obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (10), the primary purpose or intent thereof is as described in clause (9) above;

     (11) all Obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Rate Management Transaction, whether entered into for hedging or speculative purposes;
     (12) all Obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person; and
     (13) all Attributable Indebtedness of such Person.
Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly or by operation of law non-recourse to such Person.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Issuer, the Company or any other Guarantor under Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer, the Company or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer, the Company or any other Guarantor or any similar case or proceeding relative to the Issuer, the Company or any other Guarantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer, the Company or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer, the Company or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.
          “Intercompany Notes” means those intercompany notes identified on Schedule I hereto.
          “Intercreditor Agreements” means the Senior Intercreditor Agreement and the Junior Intercreditor Agreement.
          “Interest Payment Date” has the meaning set forth in Section 2.5(a) hereof.
          “Investment Grade Rating” means a Moody’s rating of Baa3 or higher and an S&P rating of BBB- or higher, in each case with a stable outlook.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding extensions of trade credit, accounts receivables or deposits made in the Ordinary Course of Business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 7.1(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 7.1(c) hereof. Except as otherwise provided herein, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.
          “Issue Date” means the date of this Supplemental Indenture.
          “Joint Venture” means a joint venture, partnership or other similar arrangement, in each case with a Person or Persons who are not Subsidiaries of the Company, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Restricted Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
          “JPM L/C Facility” means that certain 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, among the Company, J.P. Morgan Securities Inc., as sole lead arranger and bookrunner, Barclays Bank PLC, as syndication agent, Bank of America, N.A. and Citibank, N.A., as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank, and the several banks and other financial institutions as lenders thereto (as in effect as of the Issue Date).
          “Junior Intercreditor Agreement” has the meaning set forth in Section 12.3 hereof.
          “Large Asset Sale” means any Asset Sale, whether in a single transaction or series of related transactions, that involves assets having a Fair Market Value equal to or in excess of $500.0 million.
          “LC Facilities” means (1) the JPM L/C Facility, (2) that certain $500,000,000 Letter of Credit Agreement, dated as of November 3, 2009, among the Company, certain Subsidiaries of the Company, Bank of America, N.A., as administrative agent and letter of credit issuer, the other lenders party thereto, and Banc of America Securities LLC, as sole lead arranger and sole bookrunner, and (3) any other facility related to the issuance of letters of credit, in each case above, together with any documents entered into or otherwise related thereto (including any cash collateral and control agreements), in each case above, as the same may be amended, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time.
          “Legal Defeasance” has the meaning set forth in Section 11.2(a) hereof.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          “LILO Transactions” means Refinancing Eligible Debt identified on the Refinancing Eligible Debt Schedule as “Rail Head Leases.”
          “Long-Dated Senior Notes Indenture” means the indenture between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (or its successor), dated as of January 20, 2006 (as amended, amended and restated, supplemented or modified from time to time).
          “Long-Dated Senior Notes Obligations” means all obligations of the Company in respect of the payment of principal of, and interest on, any note, bond, debenture, or other evidence of Indebtedness, as the case may be, issued pursuant to the Long-Dated Senior Notes Indenture and outstanding as of the Issue Date, in each case that is not exchanged or treated pursuant to the Approved Restructuring Plan.
          “Maturity Date” means May 1, 2013 for the 2013 Notes, May 1, 2014 for the 2014 Notes, May 1, 2015 for the 2015 Notes, May 1, 2016 for the 2016 Notes and May 1, 2017 for the 2017 Notes.
          “Moody’s” means Moody’s Investor Services, Inc.
          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale or other disposition of assets or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries;
     (2) cancellation of indebtedness income relating to the acquisition of notes; and
     (3) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
          “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
          “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary of the Company) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its Stated Maturity.
          “Note Documents” means, collectively, the Notes, the Indenture, the Note Guarantees, the Security Documents and all other certificates, documents, instruments or agreements executed and delivered by an Obligor for the benefit of any Holder, the Trustee or the Notes Collateral Agent in connection herewith.
          “Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under the Indenture (as it relates to the Notes) and the Notes, executed pursuant to the provisions hereof.
          “Note Obligations” means all Obligations of the Issuer and each other Obligor under the Note Documents.
          “Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2015 Notes, the 2016 Notes, and the 2017 Notes. The term “Note” refers to any of the foregoing.
          “Notes Collateral Agent” means the Series B Parent Collateral Agent and the Series B Subsidiary Collateral Agent.
          “Notice Date” has the meaning set forth in Section 7.15(e) hereof.
          “Obligations” means any principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to an obligor, would have accrued on any obligation, whether or not a claim is allowed against such obligor for such interest in the related proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Obligor” means the Company, any Guarantor or any “Foreign Grantor” as defined in the Series B Collateral Agreement.
          “Offering Memorandum” means the Amended Offering Memorandum, Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization of the Company and the Issuer dated October 16, 2009 as supplemented by Supplement No. 1 to the Amended Offering Memorandum, Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization dated October 23, 2009, relating to, amongst other things, the exchange of Outstanding Indebtedness of the Company and the Issuer for the Notes and the Series A Notes (including the documents incorporated by reference).
          “Offer Amount” has the meaning set forth in Section 3.3 hereof.
          “Offer Period” has the meaning set forth in Section 3.3 hereof.
          “Ordinary Course of Business” means each of the following:

     (1) all activities conducted by the Company and its Subsidiaries in the ordinary course of their businesses, regardless of frequency, including, without limitation, the following activities: providing, arranging or syndicating financing (whether debt or equity), holding Portfolio Assets and their other assets and properties, asset management and servicing, factoring, trade accounts receivable purchasing, trade accounts receivable management services, leasing (both capital and operating leasing, and sales and exchanges pursuant to such leasing, and real estate leasing and subleasing to or from third parties with respect to operating locations), purchases, sales, transfers or other dispositions of Portfolio Assets, investment advisory services, insurance products, vendor financing, management, purchases and sales or other dispositions of assets and Capital Stock (including Investments in Joint Ventures) acquired in workouts of Portfolio Assets or factoring facilities, in each case in this clause (1), to third parties or to Subsidiaries of the Company in the ordinary course of business;
     (2) any financings (including any Investments and other transactions in connection therewith) of the foregoing activities through securitizations, secured financings, bank loans, conduit facilities, trusts, special purpose vehicles or other means;
     (3) any related workout, exercise of remedies or restructuring activities, including, without limitation, formation of a special purpose vehicle to acquire, hold or dispose of assets and Capital Stock obtained in connection with such restructuring or other activities;
     (4) managing and operating assets and businesses acquired through the exercise of remedies;
     (5) business associated with investments, banking or investment banking (including commercial and retail deposit taking); and
     (6) any reasonable extension or evolution of the foregoing activities.
          “Other Available Cash” means, at any time of determination, available cash of the Company and its Restricted Subsidiaries held in accounts other than the Sweep Accounts and Funding Accounts (excluding (i) restricted cash balances and (ii) cash held by or for third parties (including securitization, conduit or other similar entities) or Foreign Subsidiaries).
          “Owner-Trustee” means the owner trustee (not in its individual capacity but solely as trustee) of an owner trust, the property of which is beneficially owned by a grantor in the furtherance of the Ordinary Course of Business.
          “Parent Pledge” means a Lien on substantially all of the Company’s personal property (excluding its interest in CIT Bank, certain equity interests in its foreign Subsidiaries and certain other Regulated Subsidiaries) to secure the Note Obligations, the Series B Obligations, the Australian Guaranty Obligations and the Long-Dated Senior Notes Obligations in each case, of the Company.
          “Pari Passu Debt” means Indebtedness of the Issuer, the Company or a Restricted Subsidiary of the Company that is senior or pari passu in right of payment with the Notes, including, without limitation, the Series A Notes, Indebtedness under the Australian Guaranty Obligations and the Long-Dated Senior Notes Obligations. For the purposes of this definition, no Indebtedness shall be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

          “Pari Passu Lien Priority” means, relative to specified Indebtedness, having a Lien priority equal to that of the Lien in favor of the Holders on the Collateral and subject to the Intercreditor Agreements.
          “Payment Default” has the meaning set forth in Section 8.1(a)(v)(1) hereof.
          “Permitted Bank Investments” means Investments to be made pursuant to clauses (15) and (16) of the definition of “Permitted Investments.”
          “Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions or reasonable evolutions thereof, including, without limitation, all business conducted by banks (retail and commercial), investment banks and any business conducted by the Company or its Regulated Subsidiaries.
          “Permitted Debt” has the meaning set forth in Section 7.2(b) hereof.
          “Permitted Funding Indebtedness” means any: (1) Indebtedness incurred in the Ordinary Course of Business, the proceeds (if any) of which are used in the Ordinary Course of Business, including, without limitation, customary loans or lines of credit (revolving and term), asset swaps, factoring agreements, trade accounts receivable purchasing agreements, securitizations and conduits and other similar transactions, total return swaps, secured financings, letters of credit facilities, aircraft acquisition financings, purchase money financing, repurchase transactions, reverse repurchase transactions or warehouse financings (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial or operating assets), and (2) any and all indemnification or guarantee obligations arising in connection with any of the foregoing activities.
          “Permitted Funding Liens” means (1) Liens described in clauses (2), (3), (4), (5), (6), (9), (10), (11), (12), (13), (18) and (24) and, in the case of the Barbados Entities only, clause (19) of the definition of Permitted Liens, (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) hereof, and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.
          “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company, other than an Investment by a Guarantor or a Subsidiary of a Guarantor in the Company (unless the Parent Pledge is granted) or a Subsidiary that is not a Guarantor or a Subsidiary of a Guarantor;
     (2) any Investment in Cash and Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a direct or indirect Wholly Owned Restricted Subsidiary of the Company; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the

Company or a Wholly Owned Restricted Subsidiary of the Company;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 3.3 and 7.7 hereof;
     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
     (6) any Investments received in compromise, resolution or full or partial satisfaction of (a) obligations of trade creditors or customers of the Company or any of its Subsidiaries, including pursuant to any workout, restructure, foreclosure, exercise of remedies, plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (7) Investments represented by Rate Management Transactions entered into in the Ordinary Course of Business and not for speculative purposes and the TRS Facility;
     (8) loans or advances to employees made in the Ordinary Course of Business of the Company or any Restricted Subsidiary of the Company;
     (9) repurchases of the Notes or any Series A Notes as long as such Notes and/or Series A Notes are promptly retired;
     (10) Investments other than the TRS Facility existing on the Issue Date (or Investments other than the TRS Facility made after the Issue Date pursuant to the terms of agreements in existence on the Issue Date, as in effect on the Issue Date) and any Investment that replaces, refinances or refunds an existing Investment other than the TRS Facility; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;
     (11) endorsements of negotiable instruments and documents in the Ordinary Course of Business;
     (12) Investments in CIT Bank or any other Regulated Subsidiary of the Company required by, or necessary or prudent under, the Bank Holding Company Act, the Federal Reserve Act or the Federal Deposit Insurance Act or any other domestic or foreign law or regulation applicable to the Company or its Affiliates or required by any Governmental Authority and any approval, waiver, consent, stipulation, agreement or commitment entered into in connection therewith or related thereto;
     (13) Investments represented by Guarantees and intercompany loans that are otherwise permitted hereunder;
     (14) Investments (other than in the Company) made in the Ordinary Course of Business;
     (15) Investments by a Guarantor in any Regulated Subsidiary in the form of a loan or advance having a maturity not to exceed 12 months from the date of such loan or advance related to or in connection with a Platform Transfer that is evidenced by an intercompany note, secured by the assets financed by such loan or advance, provided that the intercompany note is pledged as Collateral;
     (16) Investments in Regulated Subsidiaries of the Company having an aggregate Fair Market Value not to exceed $400.0 million in any Yearly Period;
     (17) any Investment in a subsidiary in connection with the refunding, refinancing or replacement of Refinancing Eligible Debt with borrowings under the Credit Agreement; and
     (18) other Investments in any Person (other than a Regulated Subsidiary of the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed $100.0 million.
          “Permitted Liens” means:
     (1) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness under the Credit Agreement;
     (2) Liens for taxes, assessments or governmental charges or claims (a) for amounts not yet overdue or (b) for amounts that are overdue if obligations with respect to such taxes, assessments or governmental charges are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
     (3) statutory Liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, ordinary course liens on aircraft for airport, navigation and other en-route charges, permitted Liens under leases and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) (a) for amounts not yet overdue, or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
     (4) Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or deposits made to secure liability to insurance carriers;
     (5) easements, rights of way, restrictions, encumbrances, encroachments and other minor defects or irregularities in title or ownership rights, in each case which do not and shall not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (6) any interest or title of or through a lessor or sublessor under any lease of real or personal property permitted hereunder;
     (7) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement the consummation of which would be permitted hereunder;
     (8) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating to transactions and Liens evidenced by the filing of UCC financing statements related to securitizations, conduit facilities and similar transactions, in each case, entered into in the Ordinary Course of Business;
     (9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (10) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
     (11) licenses or sublicenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Restricted Subsidiaries in the Ordinary Course of Business;
     (12) (a) Liens existing on the Issue Date (and, in the case of property that replaces property existing on the Issue Date, the equivalent Lien on such replacement property to the extent the applicable collateral agreements as in effect on the Issue Date require Liens on such replacement property) and (b) Liens incurred after the Issue Date pursuant to the terms of agreements in existence on the Issue Date as in effect on the Issue Date;
     (13) Liens constituting (and rights of set-off and any rights of use, possession or disposition with respect to) deposits with derivatives counterparties as may be required pursuant to any Rate Management Transaction in connection with Indebtedness permitted pursuant to Sections 7.2(b)(x) or 7.2(b)(xix);
     (14) Liens securing Indebtedness permitted pursuant to Section 7.2(b)(xi);
     (15) Liens created, incurred, assumed or permitted to exist in connection with or related to Bank Activities;
     (16) (a) Liens on assets other than Collateral securing Indebtedness permitted pursuant to Section 7.2(b)(xii) and (b) Liens on Collateral securing Indebtedness permitted pursuant to Section 7.2(b)(xii) in respect of assets related to aircraft, railcars and related rights and documents;
     (17) Liens on the assets of a Restricted Subsidiary of the Company that is not a Credit Party securing Indebtedness and other obligations of such Restricted Subsidiary incurred in compliance with the terms hereof;
     (18) Liens (a) that are rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the Ordinary Course of Business, (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the Ordinary Course of Business, or (iv) relating to transactions with a syndicate member or participant or agent or letter of credit bank or issuer in a loan transaction in the Ordinary Course of Business, (b) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (c) encumbering reasonable and customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business, and (d) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (19) Liens on Collateral securing the Series A Secured Obligations and the Series B Secured Obligations;
     (20) Liens in favor of the Company or any Restricted Subsidiary of the Company, provided that for the purposes of this clause (20) Guarantors and Subsidiaries of Guarantors may only grant Liens in favor of other Guarantors and/or Subsidiaries of Guarantors;
     (21) (a) Liens existing on assets or property at the time acquired in connection with a workout, exercise of remedies or foreclosure or as the proceeds of collateral securing a Portfolio Asset, in each case, in the Ordinary Course of Business; and (b) other Liens customarily set forth in documentation related thereto or created, incurred, assumed or permitted to exist on Portfolio Assets in the Ordinary Course of Business;
     (22) Liens on the assets of the Company and its Subsidiaries in favor of CIT Bank to secure obligations of the Company or any Subsidiary of the Company to CIT Bank existing on the Issue Date other than those permitted under clause (12) above; provided, the aggregate amount of the value of such assets shall not exceed $150.0 million, measured in the case of each asset at the time such Liens is created and without giving effect to any reduction in the value of the asset subject to the Lien;
     (23) Liens on Cash and Cash Equivalents in an aggregate amount not to exceed $550.0 million of the Company or any Restricted Subsidiary of the Company securing Indebtedness in an amount not to exceed $750.0 million of the Company and any Restricted Subsidiary of the Company incurred under LC Facilities and Liens on intangible contract or similar rights and documents related to letters of credit issued thereunder;
     (24) Liens on (and rights of set-off and any rights of use, possession or disposition with respect to) Cash, Cash Equivalents, including, for purposes of this clause (24), long-term obligations of the United States government, and intangible contract or similar rights securing the daily mark-to-market obligations of CIT Financial Ltd., CIT Financial (Barbados) Srl and the Company under a TRS Facility;
     (25) other Liens on assets other than the Collateral securing Indebtedness of the Company or any Restricted Subsidiary of the Company incurred at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed $250.0 million at any time outstanding;
     (26) (a) Liens on assets (including the proceeds thereof) acquired by or assigned to a Restricted Subsidiary of the Company pursuant to operation of the trade finance business in the Ordinary Course of Business; provided, as of the date of acquisition such Liens were in existence to secure an obligation of the seller or assignor of such asset and such Liens were not created by any Restricted Subsidiary of the Company in contemplation of such acquisition or assignment, and (b) Liens that are leases on aircraft, rail assets or any other leased assets that are leased in the Ordinary Course of Business;
     (27) Liens on leased assets (including Portfolio Assets) arising from the action or inaction of a third-party lessee;
     (28) Liens on assets of the Company and its Restricted Subsidiaries securing (i) the Australian Guaranty Obligations in an aggregate principal amount not exceeding the amount thereof outstanding as of the Issue Date and (ii) the Long-Dated Senior Notes Obligations, in each case in connection with the granting of a Lien by the Company over its assets to secure such obligations;
     (29) Liens granted on any assets constituting Restricted Collateral at the time of such grant, provided that (i) such Liens shall secure Indebtedness incurred by the Company or a Restricted Subsidiary thereof in reliance on clauses (xi), (xii), (xix) or (xxii) of Section 7.2(b) contemporaneously with the granting of such Lien and (ii) both immediately before and immediately after giving effect to such Lien, no Event of Default shall have occurred and be continuing;
     (30) Liens securing Indebtedness and other obligations of CIT China or CIT Australia; provided, any such Lien shall encumber only assets of CIT China, CIT Australia or their subsidiaries, and Cash and Cash Equivalents of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $260,000,000 (or the RMB equivalent thereof on the Issue Date) to secure obligations of CIT China under the CIT China Facility;
     (31) Liens on the CITLC Assigned Note required to be incurred pursuant to Section 15 of the CITLC Loan Assignment and Intercreditor Agreement; and
     (32) any extensions, substitutions, replacements or renewals of the foregoing; provided, any such Lien shall encumber only the same collateral encumbered by the Lien being so extended, substituted, replaced or renewed and such Lien shall be of the same priority or of a junior priority to the Lien being so extended, substituted, replaced or renewed.
          “Permitted Reestablishment Indebtedness” means, with respect to each category of Refinancing Eligible Debt, Indebtedness of one or more of the Company’s Restricted Subsidiaries that (a) is incurred in an aggregate principal amount not to exceed the principal amount of such Refinancing Eligible Debt outstanding on the Credit Agreement Effective Date on terms and conditions no less favorable (when taken as a whole) to the obligors of such Indebtedness than those applicable to the Credit Agreement as in effect on the Issue Date or (b) would constitute Permitted Refinancing Indebtedness in respect of such Refinancing Eligible Debt.

          “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness or Disqualified Stock); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) plus available commitments for funding of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith plus an amount equal to up to 2% of the principal amount thereof with respect to any required interest or payment reserves on such Permitted Refinancing Indebtedness);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
     (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms that are not materially less favorable, taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
     (4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured by collateral, such Permitted Refinancing Indebtedness shall encumber no additional collateral other than the collateral securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged at such time and the Lien securing such Permitted Refinancing Indebtedness shall be of the same or of a priority junior to the Lien securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
     (5) if the Indebtedness being refunded, refinanced, renewed, replaced, defeased or discharged was initially incurred by the Company, such Permitted Refinancing Indebtedness is incurred by the Company, and provided, further, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary of the Company that is not a Guarantor that refunds, refinances, renews or replaces Indebtedness of the Company or any other Guarantor.
          “Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Platform” means a business unit or units (or portions thereof) in the Company’s Transportation Finance, Trade Finance, Corporate Finance or Vendor Finance business units or segments as such units or segments exist on the Issue Date.

          “Platform Assets” means, with respect to any Platform, any and all employees, assets (excluding Portfolio Assets and trade accounts receivables, but including the underlying trade finance contracts), personnel, systems, intellectual property, books and records, contracts and contractual rights, and other assets necessary for the operation of the Platform.
          “Platform Transfer” means the contribution of a Platform and related Platform Assets to CIT Bank.
          “PMSI Assets” has the meaning set forth in Section 7.2(b)(xi) hereof.
          “Portfolio Assets” means, any assets or rights acquired, funded, held, managed, financed, syndicated or otherwise generated or disposed of in the Ordinary Course of Business, including, without limitation, loans, leases, equipment, intellectual property rights, securities and investment property (equity or otherwise), mortgages and instruments (negotiable or otherwise), receivables, trade payables or trade account receivables, and any other financial assets and the proceeds and products of the foregoing.
          “Purchase Date” has the meaning set forth in Section 3.3(a) hereof.
          “Qualified Debt Obligations” means Indebtedness of the Company, secured Indebtedness of Subsidiaries of the Company that is recourse to the Company and the amount of Indebtedness of CIT Rail Leasing Trust I in excess of funds available in CIT Rail Leasing Trust I to repay such Indebtedness.
          “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Company or any Restricted Subsidiary of the Company which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.
          “Refinancing Eligible Debt” means certain Indebtedness and obligations (including, in each case, accrued and unpaid interest (if any), premiums owed (if any) not in excess of prepayment provisions on such Indebtedness or obligations, which provisions were in existence on the Credit Agreement Effective Date, and the amount of reasonable and customary fees, expenses and costs (if any) related thereto) in the maximum amounts, subject to the terms and conditions and secured by the collateral identified on the Refinancing Eligible Debt Schedule.
          “Refinancing Eligible Debt Schedule” means Schedule 1.1B to the Credit Agreement, as such schedule may be amended from time to time pursuant to the terms of the Credit Agreement.
          “Refinancing Eligible Equipment” means any or all of (a) the aircraft and related rights and documents subject to the ECA Financing obtained by Madeleine Leasing Limited, as borrower, or (b) the railcars and other rolling stock and related rights and documents subject to the LILO Transactions, in each case as described on the Refinancing Eligible Debt Schedule.

          “Regular Record Date” means, with respect to an Interest Payment Date, the fifteenth day immediately preceding such Interest Payment Date.
          “Regulated Subsidiary” means any entity directly regulated by a Governmental Authority, including CIT Bank and its Subsidiaries, or whose assets or business consist primarily of assets (e.g., licenses) or businesses regulated directly by a Governmental Authority.
          “Required Bank Investments” means Investments to be made under clause (12) of the definition of “Permitted Investments.”
          “Restricted Collateral” means (a) the Collateral listed on the Refinancing Eligible Debt Schedule (unless acquired after the Credit Agreement Effective Date by the Company or any Restricted Subsidiary thereof with funds not constituting proceeds of the Credit Agreement), (b) all of the assets and property, whether now owned or hereafter acquired, of CMS Funding Company LLC and (c) all of the assets and property, whether now owned or hereafter acquired, of CIT Middle Market Funding, LLC.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
          “Sale of Collateral” means the sale, lease, conveyance or other disposition of any Collateral or the Equity Interests of an owner, whether directly or indirectly, of Collateral.
          “Securities Account” means a “securities account” as defined in Section 8-501 of the Uniform Commercial Code, with a bank or like organization.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Security Documents” means the Series B Collateral Agreement and each other security document or pledge agreement executed by the Issuer, the Company or any other Guarantor and delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Note Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.
          “Senior Collateral Agent” means the “First Lien Agent “ as defined in the Senior Intercreditor Agreement.
          “Senior Debt” means all Obligations of the Company under the Credit Agreement, including Obligations incurred after the Issue Date.
          “Senior Intercreditor Agreement” has the meaning set forth in Section 12.3 hereof.
          “Senior Parent Collateral Agent” means the “First Lien Parent Collateral Agent” as such term is defined in the Senior Intercreditor Agreement.

          “Senior Subsidiary Collateral Agent” means the “First Lien Subsidiary Collateral Agent” as such term is defined in the Senior Intercreditor Agreement.
          “Series A Collateral Agreement” means that certain Series A Collateral Agreement, dated, as of December 10, 2009, among Deutsche Bank Trust Company Americas, as the Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent, the Company and its Subsidiaries party thereto.
          “Series A Notes” means the Series A Secured Notes of the Company described in the Offering Memorandum.
          “Series A Obligations” means all Obligations of the Company and the other Obligors under the Series A Notes and the other Series A Documents (as defined in the Senior Intercreditor Agreement).
          “Series A Parent Collateral Agent” has the meaning assigned to such term in the Series A Collateral Agreement.
          “Series A Secured Obligations” has the meaning assigned to such term in the Series A Collateral Agreement.
          “Series A Subsidiary Collateral Agent” has the meaning assigned to such term in the Series A Collateral Agreement.
          “Series A Trustee” means Deutsche Bank Trust Company Americas, as trustee under the supplemental indenture governing the Series A Notes.
          “Series B Collateral Agreement” means that certain Series B Collateral Agreement, dated as of December 10, 2009, among the Company and certain of its Subsidiaries as grantors and Deutsche Bank Trust Company Americas, as the Series B Parent Collateral Agent and Series B Subsidiary Collateral Agent.
          “Series B Parent Collateral Agent” has the meaning assigned to such term in the Series B Collateral Agreement.
          “Series B Secured Obligations” has the meaning assigned to such term in the Series B Collateral Agreement.
          “Series B Subsidiary Collateral Agent” has the meaning assigned to such term in the Series B Collateral Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary or a Regulated Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
          “Special Purpose Entity” means a Person formed by the Company or a Subsidiary of the Company for a limited purpose in conjunction with its Ordinary Course of Business.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the issue date of such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
          “Sweep Accounts” has the meaning set forth in Section 7.15(a) hereof.
          “Sweep Cash Amount” means, for any period, for any or all business units and segments described in the definition of “Applicable Percentage,” the product of (1) freely transferable Cash Collections identified by the Company or any of its Restricted Subsidiaries in good faith and consistent with past practices as having been generated during such period by owned assets in respect of such business units and segments (excluding Excepted Cash Collections, Cash Collections received by Regulated Subsidiaries and Cash Collections received by Subsidiaries operating outside the United States, the repatriation of which to the United States would violate applicable law or result in an adverse tax or regulatory issue as determined by the Company in good faith), net of (i) aggregate operating expenses or expenditures for each such business unit or segment (including allocation of such expenses or expenditures by the Company) incurred in the Ordinary Course of Business consistent with past practice, (ii) costs associated with the servicing of assets incurred in the Ordinary Course of Business, (iii) the amount of such Cash Collections which are required to be applied to pay debt service (including without limitation in respect of securitizations, conduits or similar financings, total return swaps or secured debt) or payments under operating leases in respect of transportation finance leases and (iv) the amount of such Cash Collections which are required to be posted in restricted accounts and cash held by or for third parties (including securitization, conduit and other similar entities and cash received by a business unit on behalf of other lenders or participants in a particular Portfolio Asset) and (2) the Applicable Percentage.
          “Total Assets” means the total consolidated assets of the Company and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries for which financial statements were delivered as set forth in Section 7.14 immediately preceding the date on which any calculation of Total Assets is being made, on a pro forma basis for transactions consummated on or prior to or simultaneously with the date of the calculation.
          “TRS Facility” means that certain Confirmation, Credit Support Annex, ISDA Master Agreement and ISDA Schedule, each dated June 6, 2008, between CIT Financial Ltd. and Goldman Sachs International, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.
          “TTF Requirements” means, with respect to the end of any fiscal quarter, the sum of: (1) payments required to be made during the twelve-month period following the last day of such fiscal quarter (a) pursuant to contractual commitments to purchase aerospace and railcar assets (including related progress payments) in existence on October 12, 2009, net of any related committed financing and (b) in respect of Qualified Debt Obligations (other than Indebtedness of CIT China under the CIT China Facility to the extent secured by Cash or Cash Equivalents of the Company or any other Restricted Subsidiary); and (2) a reserve of 50% of future obligations under committed and undrawn lines in respect of transactions in which the Company or a Restricted Subsidiary of the Company is lead agent.
          “ULC Financing Agreements” means those agreements identified on Schedule I hereto.
          “United States” or “U.S.” means the United States of America.
          “Unrestricted Subsidiary” means (a) any Special Purpose Entity (whether bankruptcy remote or not), Regulated Subsidiary, Joint Venture, Immaterial Subsidiary or any limited purpose trust of which an Owner-Trustee is trustee and (b) any other Subsidiary of the Company (other than the Issuer and CFL) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary described in this clause (b):
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 7.8 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned” means, with respect to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law, shares owned by any director, officer or employee of the Company or any Subsidiary of the Company and shares issued to foreign nationals to the extent required by applicable foreign law) is owned by such Person directly and/or through other Wholly Owned Persons.
          “Yearly Period” means, as of any date of determination, the 365 day period immediately preceding such date.
          The terms “Issuer”, “Company”, “Trustee”, “Indenture” and “Base Indenture” shall have the respective meanings set forth in the paragraph preceding the recitals to this Supplemental Indenture.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES
          Section 2.1 Designation and Principal Amount. There is hereby established five new series of Securities designated as the 10.25% Series B Second-Priority Secured Notes due 2013 (the “2013 Notes”), the 10.25% Series B Second-Priority Secured Notes due 2014 (the “2014 Notes”), the 10.25% Series B Second-Priority Secured Notes due 2015 (the “2015 Notes”), the 10.25% Series B Second-Priority Secured Notes due 2016 (the “2016 Notes”) and the 10.25% Series B Second-Priority Secured Notes due 2017 (the “2017 Notes”). There is to be authenticated and delivered an aggregate principal amount of each series of Notes as set forth in Annex A hereto. The Notes may be issued from time to time upon written order of the Issuer for the authentication and delivery of Notes pursuant to Section 3.1 of the Base Indenture.
          Section 2.2 Maturity. Unless earlier redeemed pursuant to Section 3.2 hereof, the date upon which each series of Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is the Maturity Date for that series of Notes.
          Section 2.3 Form, Payment and Appointment.
     (a) Except as provided in Section 2.4, each series of Notes shall be issued in fully registered, certificated form, bearing identical terms without Coupons. Principal of and interest on the Notes shall be payable, the transfer of such Notes shall be registrable, and such Notes shall be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that (i) if a Holder (including a Depositary) has given wire transfer instructions to the Issuer on or before the Regular Record Date, then payment of principal, premium, if any, and interest on that Holder’s Notes shall be paid in accordance with those instructions and (ii) if no such instructions have been given, then, at the option of the Issuer, payments of principal, premium, if any, and interest may be made by check mailed to the Holder at such address as shall appear in the

Security Register. Principal, premium, if any, and interest shall be payable in U.S. dollars.
     (b) No service charge shall be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     (c) The Paying Agent and Security Registrar for the Notes shall initially be the Trustee.
     (d) The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. Deutsche Bank Trust Company Americas shall act as Custodian with respect to the Global Notes.
     (e) The Notes of each series shall be issuable in the denominations of $1.00 and integral multiples in excess thereof.
          Section 2.4 Global Notes. Each series of Notes initially shall be issued in permanent global form as one or more Global Notes (collectively, the “Global Notes”). Except as otherwise provided in the Indenture or this Section 2.4, Notes represented by the Global Notes shall not be exchangeable for, and shall not otherwise be issuable as, Notes in certificated form. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary.
          Section 2.5 Interest.
     (a) The unpaid principal amount of the Notes shall bear interest initially at the rate of 10.25% per year (the “Coupon Rate”) from and including the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, but excluding, the applicable Maturity Date. Interest on the Notes shall be payable quarterly in arrears to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date as follows:
     (i) on each January 10, April 10, July 10 and October 10, commencing January 10, 2010 with respect to the 2013 Notes and 2014 Notes;
     (ii) on each February 10, May 10, August 10 and November 10, commencing February 10, 2010 with respect to the 2015 Notes and 2016 Notes; and
     (iii) on each March 10, June 10, September 10 and December 10, commencing March 10, 2010 with respect to the 2017 Notes.
Each such date on which interest is payable for a series of Notes is an “Interest Payment Date” for such series.

     (b) Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).
ARTICLE 3
REDEMPTION AND REPURCHASE OF THE NOTES
          Section 3.1 No Sinking Fund or Repayment at Option of the Holder. The Notes are not entitled to the benefit of any sinking fund and are not subject to redemption at the option of the Holders. Articles 12 and 13 of the Base Indenture shall not apply to the Notes.
          Section 3.2 Optional Redemption.
     (a) The Issuer may on any one or more occasions redeem all or a part of any series of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on January 1 of the years indicated below, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption:

Year	Percentage
2010	103.500%
2011	102.000%
2012 and thereafter	100.000%
     (b) Notwithstanding Section 11.3 of the Base Indenture, if less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements. No Notes of $2,000 or less can be redeemed in part. Notwithstanding any provision of the Indenture to the contrary, redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture as it applies to the Notes. Except to the extent modified by this Supplemental Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to this Section 3.2.
          Section 3.3 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 7.7(f) hereof, the Company or the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
     (a) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company or the Issuer shall purchase the aggregate principal amount, plus accrued and unpaid interest, if any (except as provided in Section 3.3(c) hereof), of Notes and other Pari

Passu Debt required to be purchased by it pursuant to Section 7.7(f) hereof (on a pro rata basis if Notes and Pari Passu Debt tendered are in excess of the Excess Proceeds) (which maximum amount shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes and other Pari Passu Debt tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
     (b) If the Purchase Date is on or after an Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     (c) Upon the commencement of an Asset Sale Offer, the Company or the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (i) that the Asset Sale Offer is being made pursuant to this Section 3.3 and Section 7.7(f) hereof and the length of time the Asset Sale Offer shall remain open;
     (ii) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (iii) that, unless the Company or the Issuer, as applicable, defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
     (iv) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum denomination of $2,000 only;
     (v) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company or the Issuer, a Depositary, if appointed by the Company or the Issuer, or a Paying Agent, at the address specified in the notice at least three days before the Purchase Date;
     (vi) that Holders shall be entitled to withdraw their election if the Company, the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (vii) that, if the aggregate principal amount of Notes and other Pari Passu Debt surrendered by Holders exceeds the Offer Amount, the Company or the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company or the Issuer so that only Notes in minimum denominations of $2,000 shall be purchased); and
     (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     (d) On or before the Purchase Date, the Company or the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other Pari Passu Debt, or portions thereof, tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and other Pari Passu Debt tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company or the Issuer in accordance with the terms of this Section 3.3. The Company, the Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company or the Issuer for purchase, and if the Note surrendered was a certificated Note, the Company or the Issuer shall promptly issue a new certificated Note, without service charge, and the Trustee, upon receipt of a Company Order, shall authenticate and mail, or cause to be transferred by book entry, such new certificated Note to such Holder, in a principal amount equal to any unpurchased portion of the certificated Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company or the Issuer to the Holder thereof. The Company or the Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as reasonably practicable after the Purchase Date.
     (e) The Company and the Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Indenture, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture with respect to Asset Sale Offers by virtue of such compliance.
          Section 3.4 Offer to Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, each Holder shall have the right to require the Issuer to repurchase all or any part of principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and shall equal 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest, if any, on the Notes (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), to the date of purchase (the “Change of Control Payment”). Within 30 days following any

Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
     (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
     (i) accept for payment all Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Issuer.
     (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.
     (d) The Change of Control provisions described in this Section 3.4 shall be applicable whether or not any other provisions of the Indenture are applicable. The Issuer shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 3.4, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.4 by virtue of such compliance.
     (e) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party or the Company makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given pursuant to Section 3.2 hereof unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary in the Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding.
          Section 3.5 Effect of Redemption. Unless the Issuer defaults in the payment of the Redemption Price, on and after the Redemption Date, (a) interest shall cease to accrue on the Notes immediately prior to the close of business on the Redemption Date, (b) the Notes shall become due and payable at the Redemption Price and (c) the Notes shall be void and all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price). Following the notice of a Redemption, neither the Issuer nor the Trustee shall be required to register the transfer of or exchange the Notes to be redeemed. The redemption provisions of Sections 11.5 and 11.6 of the Base Indenture shall not apply to the Notes.
          Section 3.6 Redemption Procedures. On or prior to the Redemption Date, the Issuer shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for Notes being redeemed. If the Issuer gives an irrevocable notice of redemption with respect to the Notes pursuant to Section 3.2 hereof in connection with an optional redemption, and the Issuer has paid to the Trustee the Redemption Price of the Notes to be redeemed, then, on the Redemption Date, the Trustee shall irrevocably deposit such funds with the Depositary. The Issuer shall also give the Depositary irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the holders of beneficial interests in the Global Notes. If any Redemption Date is not a Business Day, then the Redemption Amount shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). Interest to be paid on or before the Redemption Date for any Notes called for Redemption shall be payable to the Holders on the Regular Record Dates for the related Interest Payment Dates. If any Notes called for redemption are not so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the Coupon Rate. In exchange for the unredeemed portion of such surrendered Notes, new Notes in an aggregate principal amount equal to the unredeemed portion of such surrendered Notes shall be issued.
          Section 3.7 No Other Redemption. Except as set forth in this Article 3 and Section 7.15, the Notes shall not be redeemable by the Issuer prior to the Maturity Date.
ARTICLE 4
FORM OF NOTE
          Section 4.1 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Issuer executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5
ORIGINAL ISSUE OF NOTES
          Section 5.1 Original Issue of Notes. Notes in the aggregate principal amount set forth in Annex A for each series thereof may from time to time, upon execution of this Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer pursuant to Section 2.2 of the Base Indenture without any further action by the Issuer (other than as required by the Base Indenture).
ARTICLE 6
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 6.1 General. Except as provided in Sections 6.2 through 6.4 hereof, the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreements or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of each affected series then Outstanding under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), with each series voting as a separate class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes of each affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), with each series voting as a separate class. In addition, upon (a) a series of Notes having an Investment Grade Rating from Moody’s and S&P and (b) so long as no Default has occurred and is then continuing with respect to Notes of such series, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such series then Outstanding any Security Document, any Intercreditor Agreements or the provisions in the Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral may be amended to release all or substantially all of the Collateral from the Liens of the Security Documents or to change or alter the priority of the security interests in the Collateral with respect to (and only with respect to) Notes of such series. Sections 9.1 and 9.2 of the Base Indenture shall not apply to the Notes.
          Section 6.2 Consent of Holders. Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants set forth in Sections 3.3, 3.4 or 7.7 hereof);
     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (e) make any Note payable in money other than that stated in such Note;
     (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes;
     (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants set forth in Sections 3.3, 3.4 or 7.7 hereof);
     (h) release any Guarantor from any of its Obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;
     (i) except as provided in Section 6.1, make any change in any Security Document, any Intercreditor Agreements or the provisions in the Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the Indenture, the Security Documents and the Intercreditor Agreements) or change or alter the priority of the security interests in the Collateral;
     (j) make any change in Section 7.6(d), Section 7.16 or Schedule I hereof;
     (k) make any change in Section 4.3 of the Senior Intercreditor Agreement that changes or alters the payment subordination provision of Section 4.3 in a manner that adversely affects the rights of any such Holder under such Section 4.3; or
     (l) make any change in this Section 6.2.
          Section 6.3 Without Consent of Holders.
     (a) Notwithstanding Section 6.1 and 6.2 hereof, without the consent of any Holder of Notes of any series, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, any series of Notes, the Note Guarantees, any Intercreditor Agreement or any Security Document:
     (i) to cure any ambiguity, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to provide for the assumption of the Issuer’s or a Guarantor’s Obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
     (iv) to make any change that would provide any additional

rights or benefits to the Holders, increase the interest rate applicable to any series of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;
     (v) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
     (vi) to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the Offering Memorandum set forth under the heading “Description of New Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes;
     (vii) to confirm and evidence the release, termination, subordination or discharge of any Lien securing the Notes when such release, termination or discharge is permitted by the Indenture, the Security Documents or the Intercreditor Agreements;
     (viii) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof;
     (ix) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); or
     (x) in the case of the Intercreditor Agreements, in order to subject the security interests in the Collateral in respect of any Indebtedness secured by Liens on the Collateral with Pari Passu Lien Priority to the terms of the Intercreditor Agreements, in each case to the extent the incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder.
     (b) Notwithstanding Section 6.1 and 6.2 hereof, (i) to the extent provided in Section 5.3(e) of the Senior Intercreditor Agreement, any amendment, waiver or consent in respect of any of the First Lien Collateral Documents (as defined in the Senior Intercreditor Agreement) for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document (as defined in the Senior Intercreditor Agreement) or changing in any manner the rights of the First Lien Agent or the First Lien Claimholders (as each such term is defined in the Senior Intercreditor Agreement) or the Issuer, the Company or any Guarantor or any other Grantor (as defined in the Series B Collateral Agreement), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Security Documents, to the extent applicable to any Collateral, will also apply automatically to the comparable Security Documents without the consent of the Trustee, the Notes Collateral Agent or any Holder of Notes of any series and without any action by the Trustee, the Notes Collateral Agent, the

Issuer, the Company, any Guarantor or any other Grantor (as defined in the Series B Collateral Agreement) and (ii) provisions of the Senior Intercreditor Agreement may be amended, modified or waived without the approval, consent or signature of the Trustee, the Notes Collateral Agent or any Holder of Notes of any series to the extent such amendment, modification or waiver is effected solely to implement the succession of a new First Lien Representative and/or First Lien Collateral Agent (as each such term is defined in the Senior Intercreditor Agreement) upon a refinancing of the Credit Agreement in whole or in part. Each Holder authorizes the Notes Collateral Agent execute any documentation reasonably requested by the Issuer to evidence any amendment, waiver or consent described in this Section 6.3(b).
          Section 6.4 Form of Consent. The consent of the Holders of any series of Notes is not necessary under the Indenture, any Security Document or any Intercreditor Agreements to approve the particular form of any proposed amendment or waiver. Any consent given by any Holder under this Section 6.4 shall be irrevocable for a period of three months after the day of execution thereof, but may be revoked at any time thereafter by such Holder or by his successor in title by filing written notice of such revocation with the Trustee at its Corporate Trust Office; provided, however, that such consent shall not be revocable after the Holders of not less than a majority in aggregate principal amount of the Notes of the series of which such Note is a part at the time Outstanding shall have consented to such amendment or waiver or such supplemental indenture. No notation on any Note of the fact of such consent shall be necessary, but any such written consent by the Holder of any Note shall be conclusive and binding on all future Holders and owners of the same Note and of all Securities delivered in exchange therefor, unless revoked in the manner and during the period provided in this Section 6.4.
ARTICLE 7
COVENANTS
In addition to the covenants set forth in Article 10 of the Base Indenture, the following covenants shall apply to any Outstanding Notes:
          Section 7.1 Restricted Payments.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of (x) the

Company or (y) any Unrestricted Subsidiary of the Company (unless a Permitted Investment);
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any other Guarantor that is subordinated (either contractually in right of payment or in respect of Collateral) to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or
     (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
     (B) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 7.1(b)(ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x)), is less than the sum, without duplication, of:
     (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (2) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests

(or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
     (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; plus
     (4) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation; plus
     (5) 100% of any dividends received by the Company or any Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent such dividends were not otherwise included in Consolidated Net Income of the Company for such period.
     (b) The preceding provisions shall not prohibit:
     (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have been permitted under the Indenture;
     (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 7.1(a)(B)(2);
     (iii) (x) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary of the Company that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness in respect of such Indebtedness and (y) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary of the Company that is subordinated in respect of Collateral to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing

Indebtedness in respect of such Indebtedness;
     (iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; provided that if such Restricted Subsidiary of the Company is a Guarantor, such payment must be made to a Guarantor; provided, further, however, that such payment may be made to the Company if paid in cash;
     (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period, plus the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (v) in the previous calendar year;
     (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;
     (vii) payments of cash by the Company or any of its Restricted Subsidiaries in lieu of the issuance of fractional shares upon the exercise of options or warrants or the conversion or exchange of Capital Stock of any such Person;
     (viii) any repricing or issuance of employee stock options or the adoption of bonus arrangements, and payments pursuant to such arrangements;
     (ix) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations; and
     (x) other Restricted Payments in an aggregate amount not to exceed $500.0 million since the Issue Date.
     (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in Section 7.2(b)(i) through (x) or is entitled to be made according to Section 7.1(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

     (d) Notwithstanding anything therein to the contrary, none of the Company or any Restricted Subsidiary shall make any Investment (except for Investments held by the Company or any such Restricted Subsidiary therein on the Issue Date) in (x) CIT Funding, (y) CIT Australia or (z) CIT China, other than (i) Investments in CIT China in an aggregate amount not to exceed $15,000,000 at any time outstanding and Investments arising from the granting of Liens on Cash and Cash Equivalents of, and related Rate Management Transactions by, the Company or any Restricted Subsidiary to secure obligations of CIT China under the CIT China Facility to the extent such Liens are permitted under clause (30) of the definition of Permitted Liens, (ii) guaranties by the Company of Indebtedness and other obligations in respect of the CIT Australia Notes and the CIT China Facility, and (iii) following a Parent Pledge, a grant by Company of a Lien encumbering its assets securing the Australian Guaranty Obligations.
     (e) Notwithstanding anything herein to the contrary, the Issuer shall not be permitted to make any Restricted Payments.
          Section 7.2 Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock, other than Permitted Debt.
     (b) For the purposes of the Indenture, “Permitted Debt” shall be defined as:
     (i) Indebtedness of the Company and its Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit, if any, being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an amount not to exceed (A) the lesser of (x) $9.625 billion minus the amount outstanding under the TRS Facility or (y) the amounts committed or outstanding under the Credit Agreement on the Issue Date plus $100.0 million, minus (B) the amount of all permanent repayments and/or permanent commitment reductions under the Credit Agreement after the Issue Date;
     (ii) Indebtedness owed (1) to the Company or any other Guarantor or (2) to any Subsidiary of the Company; provided that any event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);
     (iii) Indebtedness under the Notes, the Note Guarantees, the Series A Notes and the Guarantees of the Series A Notes issued on the Issue Date;

     (iv) Indebtedness incurred by the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets of or by the Company or any Subsidiary of the Company or Equity Interests of a Subsidiary of the Company;
     (v) Indebtedness which may be deemed to exist pursuant to (1) any guaranties of obligations other than Indebtedness, or (2) performance, surety, statutory, real estate operating leases, appeal or similar obligations incurred in the Ordinary Course of Business;
     (vi) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary Deposit Accounts maintained by the Company or any Restricted Subsidiary of the Company as part of its ordinary cash management program;
     (vii) performance guaranties in the Ordinary Course of Business of the obligations (other than Indebtedness for money borrowed) of suppliers, customers, franchisees and licensees of the Company and its Subsidiaries;
     (viii) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary of the Company (other than Guarantees by any Guarantor or any Restricted Subsidiary of the Company of Indebtedness of the Company (unless the Parent Pledge has been granted) or any Restricted Subsidiary that is not a Subsidiary of a Guarantor) that was permitted to be incurred by another provision of this Section 7.2;
     (ix) Indebtedness existing on the Issue Date not otherwise set forth in Section 7.2(b)(i) through (viii) or (x) through (xxii);
     (x) (1) Indebtedness of the Company or any of its Subsidiaries under Rate Management Transactions entered into in the Ordinary Course of Business and not for speculative purposes and (2) Indebtedness of the Company or any of its Subsidiaries under Rate Management Transactions in respect of foreign currencies entered into in connection with the New Notes or the Loans and not for speculative purposes;
     (xi) purchase money Indebtedness or Capital Lease Obligations of the Company or any of its Restricted Subsidiaries; provided that such Indebtedness or Capital Lease Obligations (x) may be incurred at the time of purchase of the assets acquired in connection therewith or financed thereunder or within 180 days thereafter, and (y) is or are secured only by (1) assets acquired in connection with such financing or financed thereunder and intangibles and proceeds related thereto (“PMSI Assets”), (2) any other PMSI Assets which may be acquired in connection with or financed under Indebtedness or Capital Lease Obligations which are part of the same transaction or a related series of transactions as such Indebtedness or Capital Lease Obligations, and (3) any other assets which are not prohibited by the terms of the indentures from being pledged to secure such Indebtedness or Capital Lease Obligations;
     (xii) Permitted Funding Indebtedness;
     (xiii) Permitted Refinancing Indebtedness of Indebtedness described in Section 7.2(b)(iii), (ix) or (xi) (including subsequent refinancings of the foregoing that constitute Permitted Refinancing Indebtedness); provided that any such Indebtedness, to the extent secured, shall not be secured by any collateral other than collateral that secured the Indebtedness being refinanced or collateral substantially similar thereto;
     (xiv) Indebtedness incurred or assumed in connection with or related to Bank Activities;
     (xv) (i) customary subordinated Indebtedness (whether term or revolving) owed by finance Subsidiaries that are Special Purpose Entities or other Subsidiaries in connection with securitizations, conduits or like transactions incurred in the Ordinary Course of Business to enable such Special Purpose Entity or such other Subsidiary to acquire Portfolio Assets to be transferred to any such entity under such transactions, and (ii) limited guaranties of obligations of financing Subsidiaries of the Company that are Special Purpose Entities and other Subsidiaries of the Company in connection with securitization, conduit facilities and like transactions related to Ordinary Course of Business activities (including, without limitation, to the extent applicable, performance guaranties (other than payment obligations with respect to the underlying Indebtedness that exceed 10% of the amount of the Indebtedness) and guaranties consistent with the delivery of a “true sale"/“absolute transfer” opinion with respect to any transfer by Company or any Restricted Subsidiary to the applicable financing Special Purpose Entity, Restricted Subsidiary of the Company or other Subsidiary of the Company);
     (xvi) guaranties by CIT Aerospace, CIT Leasing or other Restricted Subsidiaries of the Company operating in the Company’s Transportation Finance segment of Indebtedness of Unrestricted Subsidiaries of the Company with respect to the financing of newly acquired transportation assets or the lease of transportation assets in the Ordinary Course of Business;
     (xvii) guaranties by the Company or any Restricted Subsidiary of the Company of Indebtedness of any Restricted Subsidiary of the Company incurred in the Ordinary Course of Business;
     (xviii) guaranties by the Company or a Restricted Subsidiary of Indebtedness or other obligations of an Owner-Trustee as lessor under a lease of Portfolio Assets or other related documents, incurred in the Ordinary Course of Business;
     (xix) Indebtedness under, and guaranties of, the TRS Facility;
     (xx) Indebtedness under, and guaranties of, LC Facilities in an aggregate amount not to exceed $750.0 million;
     (xxi) obligations of Restricted Subsidiaries of the Company to pay the deferred purchase price of receivables acquired in the trade finance business in the Ordinary Course of Business;
     (xxii) Permitted Reestablishment Indebtedness secured by Liens described in clause (29) of the definition of Permitted Liens; and
     (xxiii) other Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed at any time the greater of $500.0 million or 1% of Total Assets.
     (c) For purposes of determining compliance with this Section 7.2, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 7.2(b)(i) through (xxiii), the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 7.2. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by Section 7.2(b)(i) (or in the case of Credit Facilities other than the Credit Agreement, Section 7.2(b)(ix)). Indebtedness under the TRS Facility outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by Section 7.2(b)(xix). Indebtedness under the LC Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by Section 7.2(b)(xx). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 7.2. Notwithstanding any other provision of this Section 7.2, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this Section 7.2 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     (d) The amount of any Indebtedness outstanding as of any date shall be:
     (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

     (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of the Indebtedness of the other Person.
     (e) Notwithstanding anything herein to the contrary, (i) the Issuer shall not be permitted to incur any Indebtedness other than the Notes, (ii) the Barbados Entities shall not be permitted to incur any Indebtedness other than Indebtedness under Section 7.2(b)(i), (iii), (ix), (xiii) and (xix), and (iii) CFL shall not be permitted to Guarantee any Indebtedness of the Company and its Restricted Subsidiaries.
          Section 7.3 Liens.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.
     (b) Notwithstanding anything herein to the contrary, none of the Issuer or the Barbados Entities shall be permitted to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Funding Liens) upon any of their property or assets, now owned or hereafter acquired.
          Section 7.4 Sale and Leaseback Transactions.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any sale and leaseback transaction; provided that the Company or one of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:
     (i) the Company or such Restricted Subsidiary could have (1) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to Section 7.2 hereof and (2) incurred a Lien to secure such Indebtedness pursuant to Section 7.3 hereof;
     (ii) the gross cash proceeds of such sale and leaseback transactions are at least equal to the Fair Market Value of the property that is subject to such sale and leaseback transaction; and
     (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described under Sections 3.3 and 7.7 hereof.
     (b) However, the preceding restrictions shall not apply to (i) a sale and leaseback transaction constituting a Portfolio Asset, (ii) sale and leaseback transactions entered into in connection with or related to the Ordinary Course of Business and (iii) sale and leaseback transactions in respect of Refinancing Eligible Equipment.
          Section 7.5 Dividend and Other Restrictions Affecting Restricted Subsidiaries.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:
     (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:
     (i) agreements and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (ii) the Indenture, the indenture governing the Series A Notes, the Notes, the Series A Notes, the Note Guarantees and the Guarantees of the Series A Notes;
     (iii) applicable law, rule, regulation or order;
     (iv) any agreement or instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
     (v) agreements evidencing purchase money obligations, Permitted Funding Indebtedness and Capital Lease Obligations that impose restrictions on the property purchased, sold, transferred or leased of the nature described in Section 7.5(a)(iii);
     (vi) provisions limiting the disposition or distribution of assets or property (including any agreement for the sale or other disposition of a Restricted Subsidiary of the Company) in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;
     (vii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (viii) Liens permitted to be incurred under Section 7.3 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (ix) customary provisions restricting assignments, pledges, subletting or other transfers or dispositions or dividends or distributions contained in contracts, leases, licenses, documentation relating to securitizations, conduit facilities and other similar transactions, joint venture agreements or equity investment agreements and similar agreements entered into in the Ordinary Course of Business or in assets obtained in workouts or by foreclosure or exercise of remedies;
     (x) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the Ordinary Course of Business;
     (xi) (1) agreements relating to Indebtedness issued by CIT Australia and CIT China, in each case, as in effect on the Issue Date, and (2) agreements governing Indebtedness of the type described in Section 7.2(xix) hereof (pursuant to the TRS Facility);
     (xii) agreements relating to the LC Facilities, in each case, as in effect on the Issue Date;
     (xiii) in agreements evidencing Permitted Reestablishment Indebtedness; and
     (xiv) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in Section 7.5(b)(ii), (v), (xi), (xii) or (xiii); provided that such amendments or refinancings are not materially more restrictive, with respect to encumbrances or restrictions set forth in Section 7.5(a)(i), (ii) or (iii), taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing (as determined by the Company in good faith).
          Section 7.6 Merger, Consolidation or Sale of All or Substantially All Assets.
     (a) The Company shall not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
     (i) either (1) the Company is the surviving corporation or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by contract or operation of law all the obligations of the Company under the Notes, the Note Guarantee, the Indenture and each other Note Document to which the Company is a party pursuant to agreements reasonably satisfactory to the Trustee; and
     (iii) immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.
     (b) In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.
     (c) This Section 7.6 shall not apply to:
     (i) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
     (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.
     (d) Notwithstanding anything herein to the contrary, the Issuer shall not, and the Company shall not permit the Issuer to, consolidate or merge with or into any other Person.
          Section 7.7 Asset Sales.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (in connection with a Large Asset Sale, as determined in writing by an accounting, appraisal or investment banking firm of national standing); and

     (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary of the Company is in the form of Cash or Cash Equivalents. For purposes of this Section 7.7, each of the following shall be deemed to be Cash:
     (1) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed or forgiven by the transferee of any such assets pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability; provided that, if the entity consummating the Asset Sale is a Guarantor, or if the assets to be sold directly or indirectly include Equity Interests of a Guarantor, then only liabilities of a Guarantor that are assumed or forgiven by the transferee shall be included for purposes of this clause (1);
     (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash within 120 days after the consummation of the Asset Sale, to the extent of the Cash received in that conversion;
     (3) except in connection with a Large Asset Sale, any stock or assets of the kind referred to in Section 7.7(c)(iv) or (vi) (including, without limitation, financing and leasing assets and related collateral); and
     (4) Notes that are redeemed or repurchased (by exchange offer or otherwise) by the purchaser of the assets in connection with the transaction pursuant to which the Asset Sale is consummated;
provided, however, that if such Asset Sale is made by any Subsidiary that is a Guarantor or any of its Subsidiaries, then such Cash, stock or assets referred to in Section 7.7(a)(ii)(2) through (4) must have been received by a Subsidiary that is a Guarantor or any of its Subsidiaries.
     (b) If the assets or Equity Interests issued or sold or otherwise disposed of include assets or Equity Interests of the Issuer, notwithstanding any provision in the Indenture to the contrary, the Net Proceeds received by the Company or such Restricted Subsidiary of the Company shall be at least equal to the sum of (i) the amount then outstanding under the Credit Agreement plus (ii) an amount sufficient to repurchase all of the Notes then outstanding pursuant to an Asset Sale Offer assuming all such outstanding Notes were tendered in such an Asset Sale Offer.
     (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than a Large Asset Sale), the Company (or the applicable Restricted

Subsidiary, as the case may be) may apply such Net Proceeds at its option:
     (i) to repay Indebtedness outstanding under Credit Facilities and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
     (ii) to make one or more offers to the Holders (and, at the option of the Company, the holders of Pari Passu Debt) to purchase Notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers in Section 3.3 herein;
     (iii) to repurchase, repay or redeem Pari Passu Debt and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
     (iv) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
     (v) to make a capital expenditure;
     (vi) to acquire (or to provide funding to a Subsidiary of the Company to acquire) other assets (including Portfolio Assets) that are used or useful in a Permitted Business or to otherwise fund a Permitted Business; or
     (vii) to fund new originations of Portfolio Assets (including to fund revolver advances and obligations related to letters of credit provided to or on behalf of customers and borrowers under loan or letter of credit facilities in the Ordinary Course of Business) or to provide funding to Subsidiaries of the Company to facilitate the foregoing;
provided that if the Net Proceeds applied to any of the uses set forth in clauses (iv) through (vii) above arise from a Sale of Collateral, then the assets or stock acquired with such Net Proceeds shall be held by a Guarantor (or a direct or indirect Subsidiary of a Guarantor) and pledged as Collateral.
     (d) Within 365 days after the receipt of any Net Proceeds from a Large Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) must apply such Net Proceeds:
     (i) First, to repay indebtedness outstanding under the Credit Agreement;
     (ii) Second, to the extent of the balance of Net Proceeds after application in accordance with Section 7.7(d)(i), to make one or more offers to the Holders and to the holders of the Series A Notes to purchase the Notes and the Series A Notes, pursuant to and subject to the conditions applicable to Asset Sale Offers described in

Section 7.7(f); provided that if the aggregate principal amount of Notes and Series A Notes tendered into such offer exceeds such balance of Net Proceeds, then the Notes shall be purchased on a pro rata basis; and
     (iii) Third, to the extent of the balance of Net Proceeds after application in accordance with Section 7.7(d)(i) and (ii), at its option, any of the uses set forth in Section 7.7(c)(iii) through (vii).
     (e) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings of the Company or its Subsidiaries or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture. In the case of Section 7.7(c)(iv) and (vi), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) the Company uses commercially reasonable efforts to so apply such Net Proceeds as soon as practicable after entering into such binding commitment and such investment is consummated within 450 days after receipt by the Company or any Restricted Subsidiary of the Company of the Net Proceeds of any Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall be deemed to be Excess Proceeds.
     (f) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 7.7(c) or (d) above shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $100.0 million, within 30 days thereof, the Company or the Issuer shall make an offer to all Holders (an “Asset Sale Offer”) and all holders of other Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes and such other Pari Passu Debt shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer shall be made pursuant to Section 3.3 hereof.
          Section 7.8 Transactions with Affiliates.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $250.0 million (each, an “Affiliate Transaction”), unless:
     (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (ii) the Company delivers to the Trustee:
     (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 7.8(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; or
     (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 7.8(a):
     (i) any employment agreement, severance agreement, employee benefit plan, retirement or bonus plans, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the Ordinary Course of Business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto;
     (ii) transactions between or among the Company and/or its Restricted Subsidiaries (other than transactions among Guarantors (and, if the Parent Pledge is granted, the Company) or their Subsidiaries, on the one hand, and non-Guarantors, on the other hand);
     (iii) payment of reasonable directors’ fees to members of the Board of Directors of the Company;
     (iv) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company (other than Guarantors and their Subsidiaries);
     (v) Restricted Payments that do not violate Section 7.1 hereof;
     (vi) 23A Transactions and other transactions in connection with or related to Bank Activities or which are otherwise required by applicable law or regulation;
     (vii) transactions in the Ordinary Course of Business, including transactions relating to ordinary course cash management and working capital funding arrangements, tax arrangements, and provision of overhead expenses, securitizations, conduit facilities and other similar transactions, and transactions related to Portfolio Assets that do not constitute Asset Sales;
     (viii) transactions involving (other than Investments in Indebtedness or Asset Sales to or from) Care Investment Trust, Inc.;
     (ix) any accommodation lease arrangements arising from cross-border leasing transactions with a Subsidiary of the Company entered into in the Ordinary Course of Business;
     (x) ordinary course transactions between an owner trust, its Owner-Trustee and the beneficiary of the owner trust, solely to the extent such transactions relate to the operation and governance of the owner trust;
     (xi) transactions with Affiliates in connection with workouts, foreclosures or in connection with the compromise, resolution or full or partial satisfaction of obligations of trade creditors or customers in the Ordinary Course of Business;
     (xii) (1) customary subordinated loan transactions (whether term or revolving) with finance Subsidiaries that are Special Purpose Entities or other Subsidiaries of the Company in connection with securitizations, conduits or like transactions related to Ordinary Course of Business activities to enable such Special Purpose Entities or such other Subsidiaries of the Company to acquire Portfolio Assets to be transferred to such entities under such transactions; and (2) customary limited guaranties of obligations of finance Subsidiaries that are Special Purpose Entities or other Subsidiaries of the Company in connection with securitizations, conduits or like transactions related to Ordinary Course of Business activities (including, without limitation, to the extent applicable, performance guaranties (other than payment obligations with respect to the underlying Indebtedness that exceed 10% of the amount of the Indebtedness) and the guaranties consistent with the delivery of a “true sale"/“absolute transfer” opinion with respect to any transfer by the Company or any Restricted Subsidiary of the Company to the applicable financing Special Purpose Entity, Restricted Subsidiary of the Company or other Subsidiary of the Company;
     (xiii) any transactions among Subsidiary Guarantors or any transaction with subsidiaries in connection with the refunding, refinancing or replacement of Refinancing Eligible Debt with borrowings under the Credit Agreement;

     (xiv) Investments in CIT China in an aggregate amount not to exceed $15,000,000 at any time outstanding and Investments arising from the granting of Liens on Cash and Cash Equivalents of, and related Rate Management Transactions by, the Company or any Restricted Subsidiary to secure obligations of CIT China under the CIT China Facility to the extent such Liens are permitted under clause (30) of the definition of Permitted Liens;
     (xv) those certain support agreements by CIT Leasing in favor of the Issuer dated as of July 5, 2005 and November 1, 2006 (in each case as amended or otherwise modified on or prior to the Issue Date); and
     (xvi) the CIT Funding Security Agreements (in each case as amended or otherwise modified on or prior to the Issue Date).
          Section 7.9 Business Activities
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.
     (b) Except as otherwise permitted by the Indenture, the Company shall not directly own any assets other than (i) Capital Stock of Subsidiaries of the Company, (ii) assets in respect of Rate Management Transactions, (iii) Cash and Cash Equivalents and other immaterial assets held in accordance with Ordinary Course of Business activities consistent with past practice and (iv) intellectual property consistent with past practice.
     (c) Notwithstanding anything herein to the contrary, at no time shall the Issuer engage in any business activities other than (i) owning intercompany receivables from CFL, (ii) its liabilities under the Credit Agreement and the Notes and (iii) activities incidental to its organizational existence.
          Section 7.10 Additional Note Guarantees. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created.
          Section 7.11 Designation of Restricted and Unrestricted Subsidiaries.
     (a) The Board of Directors of the Company may designate any Restricted Subsidiary (other than the Issuer and CFL) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 7.1 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any Person that is a Subsidiary of an Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.
     (b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 7.1 hereof. If, at any time, any Unrestricted Subsidiary of the Company would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not (or any Liens securing such Indebtedness are not) permitted to be incurred as of such date under Section 7.2 hereof (or, in the case of any such Lien, Section 7.3 hereof), the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (i) such Indebtedness is (or any Liens securing such Indebtedness are) permitted under Section 7.2 hereof (or, in the case of any such Lien, Section 7.3 hereof), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.
          Section 7.12 Payments for Consent. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
          Section 7.13 Transfer of Operating Platforms.
     (a) Notwithstanding anything in the Indenture to the contrary, the Company and its Restricted Subsidiaries shall have the right to cause a Platform or Platforms and related Platform Assets to be contributed to CIT Bank (directly from a Subsidiary of the Company (including a Guarantor) or from a Subsidiary of the Company to the Company and then from the Company to CIT Bank) without limit or restriction. For the avoidance of doubt, such transfers and contributions shall not constitute Asset Sales or Restricted Payments, and shall not be subject to the restrictions on Liens or Affiliate Transactions set forth in the Indenture.
     (b) Prior to making any Platform Transfer, the Board of Directors of the Company, in consultation with the chief executive officer of the Company, shall have determined that the Platform Transfer is in the best interests of the Company’s stockholders and would not cause the Company to be unable to pay Indebtedness or other Obligations when due.
          Section 7.14 Reports.
     (a) Whether or not required by the rules and regulations of the Commission and in lieu of Section 7.4 of the Base Indenture (solely with respect to the Notes), so long as any Notes are Outstanding, the Company shall furnish to the Holders or cause the Trustee to furnish to the Holders, within 15 days after the Company is required to file the same with the Commission:
     (i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and
     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in Section 7.14(a)(i) and (ii) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission shall not accept such a filing) and shall post the reports on its website within those time periods.
     (c) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall maintain a non-public website on which Holders, prospective investors and securities analysts are given access to the quarterly and annual financial information and the Company shall direct Holders, prospective investors and securities analysts on its publicly available website to contact the Company’s chief financial officer to obtain access to the non-public website.
     (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 7.14 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, for so long as the Notes remain outstanding, the annual reports and at least one quarterly report each fiscal year required to be filed and furnished to Holders pursuant to this covenant shall contain a condensed consolidating footnote consistent with the form of footnote required under Rule 3-10(i) of Regulation S-X that shall also include separate columns for the Issuer, CIT Leasing and CFL.
     (e) In addition, the Company and the other Guarantors agree that, for so long as any Notes remain Outstanding, if at any time they are not required to file with the Commission the reports required by this Section 7.14, they shall furnish to the Holders and to securities analysts and prospective investors in the Notes, upon the request of any Holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          Section 7.15 Cash Sweep and Required Cash Sweep Payments.
     (a) Beginning with the first full month following the Issue Date, each Restricted Subsidiary shall deposit or cause to be deposited no less frequently than monthly Cash and Cash Equivalents in an amount equal to the Sweep Cash Amount in one or more Deposit Accounts or Securities Accounts that shall be, at the Senior Collateral Agent’s election (or after the Discharge of First Lien Obligations, at the Notes Collateral Agent’s election), maintained in the name of the Senior Collateral Agent (or after the Discharge of First Lien Obligations, the Notes Collateral Agent) or maintained in the name of the Company or one or more Guarantors and subject at all times to a control agreement in favor of the Senior Collateral Agent (after the Discharge of First Lien Obligations, the Notes Collateral Agent) to secure the obligations of the Company and the other Guarantors under the Notes and the Series A Notes (collectively, “Sweep Accounts”). All amounts held in Sweep Accounts shall be at all times invested solely in Cash and Cash Equivalents.
     (b) The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, withdraw or seek to withdraw any amount from a Sweep Account, except:
     (i) (1) to pay obligations under the Credit Agreement, (2) after the Discharge of First Lien Obligations, to repurchase, repay or redeem Notes or Series A Notes (including purchases of Notes or Series A Notes in open-market transactions, pursuant to tender offers or otherwise) or any other obligations thereunder or (3) to make then Required Bank Investments after all Other Available Cash has been utilized for such purpose; or
     (ii) so long as (1) no Default or Event of Default has occurred and is continuing and (2) both before and after giving effect thereto, Other Available Cash is less than or equal to $500 million, (A) to make payments with respect to TTF Requirements, (B) to make Permitted Bank Investments, (C) to pay scheduled payments on Qualified Debt Obligations, (D) to fund Other Available Cash or (E) to fund Business Reinvestments.
     (c) Amounts released shall be applied by the Company within two (2) Business Days following receipt as set forth in Section 7.15(b) (not including the Business Day on which such funds were received if received after 12:00 noon, New York time).
     (d) After the end of each fiscal quarter beginning with the first full fiscal quarter following the Issue Date, the Company shall be required, within the Applicable Repayment Period, to apply an amount equal to 100% of the Available Sweep Amount (i) to repay obligations under the Credit Agreement and (ii) after the Discharge of First Lien Obligations, to redeem at par or repurchase or repay Notes or

Series A Notes (including purchases of Notes or Series A Notes in open-market transactions, pursuant to tender offers or otherwise). Without limiting the foregoing, after the end of each such fiscal quarter, the Company shall use commercially reasonable efforts (taking into account other near-term obligations and other liquidity sources) to apply Excess Sweep Amounts at the end of each Applicable Repayment Period to repay obligations under the Credit Agreement and, after the Discharge of First Lien Obligations, to redeem at par or, at the Company’s election, to repurchase or repay Notes or Series A Notes (including purchases of Notes or Series A Notes in open market transactions, pursuant to tender offers or otherwise).
     (e) Within 45 days after the end of each fiscal quarter beginning with the first full fiscal quarter following the Issue Date (the “Notice Date”), the Company shall furnish to the Holders or cause the Trustee to furnish to the Holders, a report that shall specify the amount of:
     (i) the Sweep Cash Amount as of the end of such fiscal quarter;
     (ii) Other Available Cash as of the end of such fiscal quarter;
     (iii) payments made during such fiscal quarter with respect to obligations that were TTF Requirements as of the end of the three then most recently completed fiscal quarters and payments on Qualified Debt Obligations and the projected amounts of such payments for the following 12-month period;
     (iv) Permitted Bank Investments and Required Bank Investments made during such fiscal quarter;
     (v) Business Reinvestments made during such fiscal quarter; and
     (vi) payments made or required to be made to repay or repurchase Indebtedness outstanding under Credit Agreement, Series A Notes or Notes, as applicable, during the fiscal quarter in which such report is received.
     (f) In the event that the Company elects to satisfy its obligations under Section 7.15(d) in any fiscal quarter, in whole or in part, by means of redemption, such redemption shall be at a redemption price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest, if any, on the Notes redeemed, to the date of redemption and shall otherwise comply with Article 11 of the Base Indenture as modified by the provisions of Article 3 hereof. In the event that the Company elects to satisfy its obligations under Section 7.15(d) in any fiscal quarter, in whole or in part, by means of the repurchase of Notes (including purchases of Notes in open-market transactions, pursuant to tender offers or otherwise), such repurchases shall be at such prices and on such terms as are negotiated or offered by the Company. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any such repurchases of Notes. To the extent that the provisions of any securities laws or regulations conflict with the Indenture, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7.15 by virtue of such compliance.
          Section 7.16 CIT Leasing Support Agreements, Intercompany Notes and ULC Financing Agreements.
     (a) None of the Company, the Issuer, CIT Leasing, CFL, the Barbados Entities or any other Subsidiary party to the CIT Leasing Support Agreements or the Intercompany Notes shall enter into any amendment thereof, in each case as in effect on the Issue Date, without the consent of a 66 2/3% in aggregate principal amount of the holders of the Notes then outstanding, provided, however, that without such consent, the CIT Leasing Support Agreements or the Intercompany Notes may be amended for the purpose of making amendments for tax purposes that are ministerial in nature and that do not adversely affect the holders of the Notes. Notwithstanding the foregoing, the CIT Leasing Support Agreements and Intercompany Notes shall remain in full force and effect so long as any Obligations under the Notes remain outstanding.
     (b) None of the Company, the Issuer, CIT Leasing, the Barbados Entities or any other Subsidiary party to the ULC Financing Agreements shall enter into any amendment thereof, in each case as in effect on the Issue Date, provided, however, that, the ULC Financing Agreements may be amended for the purpose of making amendments for tax purposes that are ministerial in nature and that do not adversely affect the holders of the Notes.
ARTICLE 8
EVENTS OF DEFAULT
          Section 8.1 Events of Default.
     (a) Solely with respect to the Notes, the following shall be substituted for, and shall constitute Events of Default in lieu of, the events listed as Events of Default in Section 5.1 of the Base Indenture: “Event of Default” wherever used in the Indenture solely with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (i) default for 30 days in the payment when due of interest on the Notes;
     (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (iii) failure by the Issuer, the Company or any of its other Restricted Subsidiaries to comply with Sections 3.3, 3.4 and 7.6 hereof

     (iv) failure by the Issuer, the Company or any of its other Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding voting as a single class to comply with any of the other agreements in the Indenture;
     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, the Company or any of its other Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer, the Company or any of its other Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
     (1) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (2) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;
     (vi) failure by the Issuer, the Company or any of its other Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (vii) with respect to (x) the Issuer, the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary, (y) any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or (z) CIT Bank,
     (1) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:
                    (A) is for relief against such Person or Persons in an involuntary case;
                    (B) appoints a Bankruptcy Custodian of such Person or Persons or for all or substantially all of the property of such Person or Persons; or
                    (C) orders the liquidation of such Person or Persons; and the order or decree remains unstayed and in effect for 60 consecutive days; or

     (2) the commencement by such Person or Persons of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by such Person or Persons to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Person or Persons or relief under any applicable law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Person or Persons or any substantial part of the property of such Person or Persons or the making by such Person or Persons of an assignment for the benefit of creditors, or the taking of corporate action by such Person or Persons in furtherance of any such action or the admitting in writing by such Person or Persons of its or their inability to pay its debts generally as they become due;
     (viii) any Note Guarantee of the Company or any Significant Subsidiary of the Company ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or the Company or any other Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); and
     (ix) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $100.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Security Documents and the Intercreditor Agreements)) in favor of the Notes Collateral Agent, or shall be asserted by the Issuer, the Company or any other Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in the Indenture, the Security Documents or the Intercreditor Agreements) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.
          Section 8.2 Effect of Event of Default.
     (a) In the case of an Event of Default arising under Section 8.1(a)(vii), all Outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately.
     (b) Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.
     (c) Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
     (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (ii) Holders of at least 25% in aggregate principal amount of the then Outstanding Notes have requested the Trustee to pursue the remedy;
     (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (v) Holders of a majority in aggregate principal amount of the then Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     (d) The Holders of a majority in aggregate principal amount of the then Outstanding Notes of a series by notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
          Section 8.3 Company Statement as to Compliance; Notice of Certain Defaults.
     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:
     (i) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision; and
     (ii) to the best of his or her knowledge, based on such review, (a) the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant or agreement, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.
     (b) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default.
     (c) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Indenture other than as specifically set forth in this Section 8.3.
ARTICLE 9
GUARANTEE OF NOTES
          Section 9.1 Guarantee.
     (a) Subject to this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that:
     (i) the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
If the Issuer fails to make payments when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Base Indenture (as amended hereby) for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Base Indenture (as amended hereby), such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
          Section 9.2 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 9, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
          Section 9.3 Guarantors May Consolidate, etc., on Certain Terms.
     (a) Except as otherwise provided in Section 9.4 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than another Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (1) subject to Section 9.4 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes by contract or operation of law all the Obligations of that Guarantor under the Indenture, its Note Guarantee and each other Note Document to which the Guarantor is a party pursuant to a supplemental indenture in form and substance satisfactory to the Trustee; or
     (2) the Net Proceeds of such sale or other disposition are applied in accordance with (and to the extent required by) the applicable provisions of the Indenture and the Security Documents; and
     (iii) at the time of the transaction such Guarantor or the surviving Person shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this clause (iii) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with Section 9.4 hereof.

          Section 9.4 Releases.
     (a) A Guarantor shall be automatically released and relieved of its Obligations under the Note Guarantee:
     (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer, the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the Indenture;
     (ii) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer, the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the Indenture;
     (iii) if the Company designates any Restricted Subsidiary of the Company that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;
     (iv) upon legal defeasance or satisfaction and discharge of the Indenture as provided under Sections 11.1 and 11.2 hereof; or
     (v) if that Guarantor is released from its guarantee of the Credit Agreement and all other Pari Passu Debt of the Company or the Issuer.
     (b) Any Guarantor not released from its Obligations under its Note Guarantee as provided in this Section 9.4 shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 9.
ARTICLE 10
COLLATERAL
          Section 10.1 Intercreditor Agreements. This Article 10 and the provisions of each other Security Document is subject to the terms, limitations and conditions set forth in the Intercreditor Agreements.
          Section 10.2 Security Documents. The payment of the Notes and the Note Guarantee when due (at maturity, upon redemption or otherwise) shall be secured as provided in the Security Documents which the Company and the Guarantors and other Grantors (as defined the Series B Collateral Agreement) have entered into on the Issue Date and shall be secured as provided by all Security Documents hereafter delivered as required by the Indenture, in each case subject to the terms of the Intercreditor Agreements. Each Holder of Notes, by its acceptance of a Note, consents and agrees to the terms of each Security Document and each Intercreditor Agreement, appoints Deutsche Bank Trust Company Americas as Notes Collateral Agent as of the Issue Date, authorizes and directs the Trustee to enter into each Intercreditor Agreement and the Notes Collateral Agent to enter into the Security Documents and each Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Notes Collateral Agent to bind the Holders as set forth in the Security Documents and the Intercreditor Agreements.
          Section 10.3 Release of Liens in Respect of Notes. The Holders authorize the Notes Collateral Agent to release or subordinate Liens upon the Collateral in accordance with, and as required by, the Series B Collateral Agreement, and to take any further action and enter into any documentation to evidence the release or subordination of such Lien in accordance with the Series B Collateral Agreement.
          Section 10.4 Compliance with Trust Indenture Act. The Issuer shall comply with the provisions of Trust Indenture Act Section 314 to the extent applicable. To the extent applicable, the Issuer shall cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) shall be made by an officer or legal counsel, as applicable, of the Issuer, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.4, the Issuer shall not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it reasonably determines that under the terms of Trust Indenture Act Section 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to any release or series of releases of Collateral. Without limiting the generality of the foregoing, certain “no action” letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of Collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Trust Indenture Act Section 314(d).
          Section 10.5 Notes Collateral Agent.
     (a) The Holders authorize the Trustee to appoint the Notes Collateral Agent, and the Trustee, on the terms and conditions hereof, hereby irrevocably appoints and authorizes the Notes Collateral Agent to act as its agent hereunder and under the Security Documents, with such powers as are expressly delegated to the Notes Collateral Agent by the terms of the Indenture and the Security Documents. Without limiting the generality of the foregoing, the Notes Collateral Agent shall, subject to the terms hereof and the Security Documents: (i) receive the grant of the security interests under the Series B Collateral Agreement, (ii) hold, manage, receive, endorse and collect on any Collateral, (iii) take all lawful and commercially reasonable actions that the Notes Collateral Agent is directed to take by the Holders in accordance with this Indenture or the Security Documents or are necessary or advisable to protect or preserve the Collateral or the security interest of the Notes Collateral Agent therein, (iv) deliver and receive notices pursuant to the Security Documents, (v) sell, assign, foreclose on, institute legal proceedings with respect to, or otherwise exercise the rights and remedies of a secured party with respect to the Collateral, (vi) release or terminate the security interests as provided herein and (vii) enter into the Intercreditor Agreements and the Series B Debt Documents as defined in the Series B Collateral Agreement. The execution of this Supplemental Indenture by the Notes Collateral Agent shall be deemed an acceptance by the Notes Collateral

Agent of the appointment made under this Section 10.5.
     (b) The duties and obligations of the Notes Collateral Agent shall be determined solely by the express provisions of this Agreement and any other Security Document to which it is a party and the Notes Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement or such Security Document. The Notes Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.
     (c) The Notes Collateral Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement, the Security Documents or of any Collateral delivered under the Security Documents, or for the value or collectibility of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Issuer, the Company or any Guarantor to all or any of such assets whether such defect or failure was known to the Notes Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.
     (d) The Notes Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Security Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Security Document pertaining to this matter.
     (e) The Notes Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.
     (f) The Notes Collateral Agent may seek the advice, at the expense of the Issuer, of legal counsel (i) in the event of any dispute or (ii) any question as to the construction of any of the provisions of this Agreement or an ambiguity with respect to its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.
     (g) The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.
     (h) In no event shall the Notes Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (i) In no event shall the Notes Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
     (j) The Notes Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Agreement; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Notes Collateral Agent in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.
     (k) In the event of (i) any dispute or (ii) any question as to the construction of any of the provisions of this Agreement or an ambiguity with respect to its duties hereunder or any of the Security Documents or applicable law, the Notes Collateral Agent shall be entitled to seek written directions from the Holders or their representative, prior to taking any action under the Agreement, the Security Documents any Collateral instrument or any of the other Security Documents.
     (l) The Notes Collateral Agent shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant thereto.
     (m) The Notes Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents, the Indenture or any other document related thereto. The Notes Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.
     (n) No provision of this Indenture shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Notes Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.
     (o) Whenever in the administration of this Indenture the Notes Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Notes Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, may conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel.

     (p) The Notes Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Issuer or by the Notes Collateral Agent or otherwise.
     (q) The Notes Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders or their representative pursuant to this Agreement, unless offered security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (r) The Notes Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.
     (s) The Notes Collateral Agent may request that the Issuer or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.
     (t) Money held by the Notes Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Notes Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.
     (u) Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which other collateral agents accord similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
     (v) The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Notes Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Indenture, this Agreement or the Security Documents by any other Person.
     (w) The Issuer and the Guarantors shall on a joint and several basis defend, indemnify, and hold harmless the Notes Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses, in each case relating to or arising out of this Agreement and the Security Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Security Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Notes Obligations). For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Issuer may have to the Notes Collateral Agent at common law, and shall survive the termination of this Agreement. The provisions of this Section 10.5(w) shall survive the satisfaction, termination or discharge of this Agreement or the earliest resignation or removal of the Notes Collateral Agent.
     (x) The Issuer and the Guarantors jointly and severally agree (i) to pay to the Notes Collateral Agent from time to time such compensation for all services rendered by it hereunder as the Company and the Notes Collateral Agent shall from time to time agree in writing, (ii) except as otherwise expressly provided herein, to reimburse the Notes Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Notes Collateral Agent in accordance with any provision of this Agreement (including reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own or its representatives’ or agents’ gross negligence or willful misconduct; and (iii) to indemnify the Notes Collateral Agent (which for purposes of this Section 10.5(x) shall include its officers, directors, employees and agents) for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on its own or its representatives’ or agents’ part, arising out of or in connection with the acceptance or administration of the agency or agencies hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability, claim, damage or expense shall be determined to have been caused by the Notes Collateral Agent’s own or its representatives’ or agents’ gross negligence or willful misconduct. The provisions of this Section 10.5(x) shall survive the satisfaction, termination or discharge of this Agreement or the earliest resignation or removal of the Notes Collateral Agent.
     (y) The Notes Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Notes Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.
     (z) Upon any payment or distribution of assets hereunder, the Notes Collateral Agent, and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Notes Collateral Agent or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
     (aa) The rights and protections of the Notes Collateral Agent set forth herein shall also be applicable to the Notes Collateral Agent in its roles as mortgagee (including letters of quiet enjoyment), beneficiary, pledgee or any of its other roles under the Security Documents or any other agreement pertaining to Collateral pledged to the Notes Collateral Agent.
ARTICLE 11
SATISFACTION AND DISCHARGE; DEFEASANCE AND COVENANT DEFEASANCE
          Section 11.1 Satisfaction and Discharge.
     (a) The Indenture shall be discharged and shall cease to be of further effect as to all Notes of any series (if all series issued under the Indenture are not to be affected) issued thereunder, when:
     (i) either:
     (1) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

     (2) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes of such series, Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (iii) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and
     (iv) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.
     (b) The Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     (c) The Collateral shall be released from the Lien securing the Notes upon a satisfaction and discharge in accordance with this Section 11.1.
     (d) Notwithstanding the satisfaction and discharge of the Indenture with respect to any series of Notes, the Obligations of the Issuer to the Trustee under Section 6.7 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to Section 11.1(a)(i)(2) hereof, the Obligations of the Issuer and the Trustee with respect to the Notes of each series under Sections 3.5, 3.6, 4.3, 10.2 and 10.3 of the Base Indenture, and with respect to any rights to convert or exchange such Notes into securities of the Issuer or another issuer, shall survive such satisfaction and discharge.
     (e) Section 4.1 of the Base Indenture shall not apply to the Notes.
          Section 11.2 Legal Defeasance and Covenant Defeasance.

     (a) The Issuer may at any time, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, elect to have all of its Obligations discharged with respect to all the series of Outstanding Notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:
     (i) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 11.2(c);
     (ii) the Issuer’s Obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ Obligations in connection therewith; and
     (iv) this Section 11.2.
     (b) The Issuer may, at its option and at any time, elect to have the Obligations of the Issuer and the Guarantors released with respect to the Obligations set forth in Sections 3.3, 3.4, 7.1 through 7.13, 7.15 and 7.16 hereof and each Guarantor’s Obligation under its Guarantee and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, the events set forth under Section 8.1(a)(iii), (iv), (v), (vi), (viii) and (ix) hereof shall no longer constitute an Event of Default with respect to the Notes.
     (c) The following shall be the conditions to the application of Section 11.2(a) or (b) any Outstanding Notes:
     (i) The Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the Outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;
     (ii) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (iii) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (vi) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
     (vii) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     (d) The Collateral shall be automatically released from the Lien securing the Notes upon a Legal Defeasance or Covenant Defeasance.
     (e) Section 4.2 of the Base Indenture shall not apply to the Notes.

ARTICLE 12
MISCELLANEOUS
          Section 12.1 Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
          Section 12.2 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer, the Company, any Guarantor or any of their Affiliates, will have any liability for any Obligation of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. For the avoidance of doubt, nothing in this Section 12.2 shall affect, limit, waive, release or impair in any way any obligation, covenant or agreement contained in the CIT Leasing Support Agreements or any right or claim based thereon or otherwise in respect thereof.
          Section 12.3 Subordination. Notwithstanding anything herein to the contrary, the payment obligations hereunder are subject to the provisions of: (i) the Senior Intercreditor and Subordination Agreement, dated as of December 10, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Intercreditor Agreement”), among, inter alia, Bank of America, N.A., as the Senior Parent Collateral Agent and the Senior Subsidiary Collateral Agent, Deutsche Bank Trust Company Americas, as the Series A Parent Collateral Agent, the Series A Subsidiary Collateral Agent, the Series A Trustee, the Series B Parent Collateral Agent, the Series B Subsidiary Collateral Agent, Trustee, the Company, the Issuer and certain Subsidiaries of the Company from time to time a party thereto (the “CIT Entities”); and (ii) the Junior Intercreditor Agreement, dated as of December 10, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Intercreditor Agreement”), among, inter alia the Series A Parent Collateral Agent, the Series A Subsidiary Collateral Agent, the Series B Parent Collateral Agent, the Series B Subsidiary Collateral Agent and the CIT Entities. In the event of any conflict between the terms of the Senior Intercreditor Agreement, the Junior Intercreditor Agreement and this Agreement, the terms of the Senior Intercreditor Agreement shall govern and control; and in the event of any conflict between the terms of the Junior Intercreditor Agreement and this Agreement, the terms of the Junior Intercreditor Agreement shall govern and control.
          Section 12.4 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          Section 12.5 New York Law To Govern. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.
          Section 12.6 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
          Section 12.7 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by telefacsimile or by any electronic imaging, electronic mail or other similar means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.
          Section 12.8 Parent Pledge Collateral Agent. The parties hereto acknowledge and accept that the Series B Parent Collateral Agent is not an agent solely for the Holders, but is also acting as an agent for the trustee under the CIT Australia Notes and the trustee under the Long-Dated Senior Notes Indenture. In addition, the parties hereto acknowledge and accept that the Lien on the Collateral of the Company in favor of the Series B Parent Collateral Agent secures not only the Obligations under this Indenture, but also the Australian Guaranty Obligations and the Long-Dated Senior Notes Obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

Deutsche Bank Trust Company Americas, as Trustee, Series B Parent Collateral Agent and Series B Subsidiary Collateral Agent

By:	/s/ Irene Siegel

Name:	Irene Siegel
Title:	Vice President

By:	/s/ Eileen M. Hughes

Name:	Eileen M. Hughes
Title:	Director

CIT Group Funding Company of Delaware LLC

By:	/s/ Glenn A. Votek

Name:	Glenn A. Votek
Title:	President & Treasurer

CIT Group Inc.,
Baffin Shipping Co., Inc.,
C.I.T. Leasing Corporation,
Capita Colombia Holdings Corp.,
Capita Corporation,
Capita International L.L.C.,
Capita Premium Corporation,
CIT Capital USA Inc.,
CIT China 12, Inc.,
CIT China 13, Inc.,
CIT China 2, Inc.,
CIT China 3, Inc.,
CIT Communications Finance Corporation,
CIT Credit Finance Corp.,
CIT Credit Group USA Inc.,
CIT Financial Ltd. of Puerto Rico,
CIT Financial USA, Inc.,
CIT Group (NJ) LLC,
CIT Group SF Holding Co., Inc.,
CIT Healthcare LLC,
CIT Lending Services Corporation,
CIT Lending Services Corporation, (Illinois),
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.),
CIT Middle Market Funding Company LLC,
CIT Middle Market Holdings LLC,
CIT Real Estate Holding Corporation,
CIT Realty LLC,

CIT Technologies Corporation,
CIT Technology Financing Services, Inc.,
CMS Funding Company LLC,
Education Loan Servicing Corporation,
Equipment Acceptance Corporation,
Franchise Portfolio 1, Inc.,
Franchise Portfolio 2, Inc.,
GFSC Aircraft Acquisition Financing Corporation,
Hudson Shipping Co., Inc.,
Namekeepers LLC,
Owner-Operator Finance Company,
Student Loan Xpress, Inc.,
The CIT Group/BC Securities Investment, Inc.,
The CIT Group/Business Credit, Inc.,
The CIT Group/Capital Finance, Inc.,
The CIT Group/Capital Transportation, Inc.,
The CIT Group/CmS Securities Investment, Inc.,
The CIT Group/Commercial Services, Inc.,
The CIT Group/Commercial Services, Inc. (Va.),
The CIT Group/Consumer Finance, Inc. (NY),
The CIT Group/Consumer Finance, Inc. (TN),
The CIT Group/Corporate Aviation, Inc.,
The CIT Group/Equipment Financing, Inc.,
The CIT Group/Equity Investments, Inc.,
The CIT Group/Factoring One, Inc.,
The CIT Group/FM Securities Investment, Inc.,
The CIT Group/LsC Securities Investment, Inc.,
The CIT Group/Securities Investment, Inc.,
The CIT Group/Venture Capital, Inc., as Guarantor
Western Star Finance, Inc., as Guarantors

By:	/s/ Glenn A. Votek

Name:	Glenn A. Votek
Title:	Authorized Signatory

2

ANNEX A
PRINCIPAL AND DENOMINATIONS OF NOTES

Aggregate
Series	Principal Amount
2013 Notes	$214,920,610
2014 Notes	$322,380,914
2015 Notes	$322,380,914
2016 Notes	$537,301,525
2017 Notes	$752,222,135

1

EXHIBIT A
[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT UNDER THE LIMITED CIRCUMSTANCES EXPLICITLY SET FORTH IN THE INDENTURE.
UNLESS AND UNTIL IT IS EXCHANGED, IN WHOLE OR IN PART, FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CIT GROUP FUNDING COMPANY OF DELAWARE LLC
10.25% Series B Second-Priority Secured Notes due [     ]
CUSIP No.: [     ]
ISIN NUMBER: [     ]
No. $[     ]
     CIT Group Funding Company of Delaware LLC, a limited liability company formed and existing under the laws of Delaware (hereinafter called the “Issuer”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay to [     ], or registered assigns, the principal sum of [DOLLARS] on May 1, [     ] (such date is hereinafter referred to as the “Maturity Date”), and to pay interest on the unpaid principal amount thereof from the original issuance date or the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on [     ] of each year (each, an “ Interest Payment Date”), commencing [     ] at the rate of 10.25% per annum through the Maturity Date, unless earlier redeemed. The Notes shall bear interest, to the extent permitted by law, on any overdue principal at the Coupon Rate. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed shall be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or

1

one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date.
     Except as set forth above, payment of the principal of, premium, if any, and interest on this Note shall be made at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency as this Note is denominated as at the time of payment is legal tender for payment of public and private debts; provided, however, that (a) if a Holder (including a Depositary) has given wire transfer instructions to the Issuer on or before the Regular Record Date, then payment of principal, premium, if any, and interest on that Holder’s Notes shall be paid in accordance with those instructions and (b) if no such instructions have been given, then, at the option of the Issuer, payments of principal, premium, if any, and interest may be made by check mailed to the Holder at such address as shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

CIT GROUP FUNDING COMPANY OF DELAWARE LLC

Name:

Title:

2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within mentioned Indenture.
Dated:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

3

REVERSE OF NOTE
     This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of December 10, 2009, between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of December 10, 2009, among the Issuer, CIT Group Inc., a corporation organized and existing under the laws of Delaware (the “Company”), the guarantors named therein, including the Company (the “Guarantors”) and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Company, the Guarantors, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $[      ].
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Issuer may, at its option, redeem the Notes of this series in whole or in part, on or after January 1, 2010, at a price per Note equal to the redemption price as set forth in the Indenture. Except as set forth in this paragraph and in Article 3 and Section 7.15 of the Supplemental Indenture, the Issuer may not redeem the Notes at its option prior to the Maturity Date.
     The Issuer is obligated to offer to repurchase the Notes in connection with certain Asset Sales or a Change of Control, as described in the Indenture.
     The Notes are not entitled to the benefit of any sinking fund.
     If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes of this series may become or may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     Notes are issuable only in registered form without coupons in the denominations specified in the Indenture and any integral multiple in excess thereof, except as provided in Section 2.3 of the Supplemental Indenture.

4

     Except as provided in Section 2.4 of the Supplemental Indenture, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes shall be payable, the transfer of such Notes shall be registrable, and such Notes shall be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York.
     No service charge shall be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The payment of principal of, premium, if any, and interest on this Note is expressly subordinated, to the extent and in the manner provided in the Indenture, to the Senior Debt.
     The obligations of the Issuer under the Note have been guaranteed by the Guarantors to the extent and as is provided in the Indenture.
     The obligations of the Issuer under the Indenture and the Notes, and of the Guarantors under the Note Guarantees, have been secured by a second-priority security interest in the Collateral to the extent and as provided in the Indenture.
     The Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Notes are not savings accounts or deposits with CIT Bank or any other Subsidiary of the Company nor are they insured by the United States Federal Deposit Insurance Corporation or by the United States or any agency or fund of the United States. In addition, the Notes are not obligations of, or Guaranteed by, any Regulated Subsidiaries or any other Unrestricted Subsidiaries of the Company.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

5

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him or her.
Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

6

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 3.3 or 3.4 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.3 or 3.4 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign Exactly As Your Name Appears
On The Other Side Of This Security.)

Signature Guarantee:
(Signature Must Be Guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

7

SCHEDULE OF INCREASES OR DECREASES IN NOTE
The initial principal amount of this Note is $[       ]. The following increases or decreases in the principal amount of this Note have been made:

Principal amount of
	Amount of decrease in	Amount of increase in	this Note following	Signature of
	principal amount of	principal amount of	such decrease (or	authorized signatory
Date	this Note	this Note	increase)	of Trustee

8

Schedule I
Intercompany Notes
Floating Rate Promissory Note of CIT Financial Ltd, dated July 5, 2005, in a principal amount of $502,588,633 (Reference Number: PN 2005-1), as extended by the Agreement Extending Maturity Date Under Floating Rate Promissory Note, dated as of December 10, 2009.
Floating Rate Promissory Note of CIT Financial Ltd, dated July 5, 2005,in a principal amount of $502,588,633 (Reference Number: PN 2005-2), as extended by the Agreement Extending Maturity Date Under Floating Rate Promissory Note, dated as of December 10, 2009.
Fixed Rate Promissory Note of CIT Financial Ltd, dated July 5, 2005, in a principal amount of $703,624,085 (Reference Number: PN 2005-3), as extended by the Agreement Extending Maturity Date Under Fixed Rate Promissory Note, dated as of December 10, 2009.
Floating Rate Promissory Note of CIT Financial Ltd, dated November 1, 2006, in a principal amount of $249,052,500 (Reference Number: PN 2006-1), as extended by the Agreement Extending Maturity Date Under Floating Rate Promissory Note, dated as of December 10, 2009.
Floating Rate Promissory Note of CIT Financial Ltd, dated November 1, 2006, in a principal amount of $249,052,500 (Reference Number: PN 2006-2), as extended by the Agreement Extending Maturity Date Under Floating Rate Promissory Note, dated as of December 10, 2009.
Consent and Confirmation Agreement with respect to Extending the Maturity Dates of Promissory Notes issued by CIT Financial Ltd, dated as of November December 10, 2009, by and between CIT GROUP FUNDING COMPANY OF DELAWARE LLC, CIT FINANCIAL LTD., CIT HOLDINGS (BARBADOS) SRL, and C.I.T. LEASING CORPORATION.
Support Agreements
Support Agreement dated July 5, 2005 by and between CIT LEASING CORPORATION and CIT GROUP FUNDING COMPANY OF CANADA
Support Agreement dated Nov. 1, 2006 by and between CIT LEASING CORPORATION and CIT GROUP FUNDING COMPANY OF CANADA
Support Agreement dated July 5, 2005 by and between CIT LEASING CORPORATION and CIT HOLDINGS (BARBADOS) SRL
Support Agreement dated Nov. 1, 2006 by and between CIT LEASING CORPORATION and CIT HOLDINGS (BARBADOS) SRL
Amendment to CIT Leasing/Delaware Funding 2005 Support Agreement, dated as of December 10, 2009, by and between CIT GROUP FUNDING COMPANY OF DELAWARE LLC and C.I.T. LEASING CORPORATION
Amendment to CIT Leasing/Delaware Funding 2006 Support Agreement, dated as of December 10, 2009, by and between CIT GROUP FUNDING COMPANY OF DELAWARE LLC and C.I.T. LEASING CORPORATION

1

ULC Financing Agreements
Subscription Agreement dated July 5, 2005 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2005-1
Subscription Agreement dated July 5, 2005 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2005-2
Subscription Agreement dated July 5, 2005 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2005-3
Subscription Agreement dated Nov. 1, 2006 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2006-1
Subscription Agreement dated Nov. 1, 2006 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2006-2
Security Agreement dated July 5, 2005 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2005-1
Security Agreement dated July 5, 2005 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2005-2
Security Agreement dated July 5, 2005 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2005-3
Security Agreement dated Nov. 1, 2006 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2006-1
Security Agreement dated Nov. 1, 2006 by and between CIT GROUP FUNDING COMPANY OF CANADA and CIT HOLDINGS (BARBADOS) SRL, 2006-2
Security Agreement dated July 5, 2005 by CIT HOLDINGS (BARBADOS) SRL in favor of CIT FINANCIAL LTD.
Security Agreement dated Nov. 1, 2006 by CIT HOLDINGS (BARBADOS) SRL in favor of CIT FINANCIAL LTD.
Capital Contribution Agreement dated July 5, 2005 by CIT HOLDINGS (BARBADOS) SRL in favor of CIT FINANCIAL LTD.
Capital Contribution Agreement dated Nov. 1, 2006 by CIT HOLDINGS (BARBADOS) SRL in favor of CIT FINANCIAL LTD.
Support Agreement dated July 5, 2005 by and between CIT LEASING CORPORATION and CIT GROUP FUNDING COMPANY OF CANADA
Support Agreement dated Nov. 1, 2006 by and between CIT LEASING CORPORATION

2

and CIT GROUP FUNDING COMPANY OF CANADA
Support Agreement dated July 5, 2005 by and between CIT LEASING CORPORATION and CIT HOLDINGS (BARBADOS) SRL
Support Agreement dated Nov. 1, 2006 by and between CIT LEASING CORPORATION and CIT HOLDINGS (BARBADOS) SRL
Characterization Agreement dated July 5, 2005 among C.I.T. LEASING CORPORATION, CIT GROUP FUNDING COMPANY OF CANADA, CIT FINANCIAL LIMITED and CIT HOLDINGS (BARBADOS) SRL
Characterization Agreement dated Nov. 1, 2006 among C.I.T. LEASING CORPORATION, CIT GROUP FUNDING COMPANY OF CANADA, CIT FINANCIAL LIMITED and CIT HOLDINGS (BARBADOS) SRL

3